                                                                   EXHIBIT 10.17

================================================================================


                        IMAGISTICS INTERNATIONAL INC.,

                                 as Borrower,

                                      and

                          THE GUARANTORS PARTY HERETO

                            ______________________

                                 $225,000,000
                               CREDIT AGREEMENT
                        Dated as of November [  ], 2001
                            ______________________

                             MERRILL LYNCH & CO.,
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
           as Lead Arranger, Sole Book-Runner and Syndication Agent,

                                      and

                          FLEET CAPITAL CORPORATION,
                           as Administrative Agent,

                                      and

                            MIZUHO FINANCIAL GROUP,
                            as Documentation Agent,

                                      and


                           THE LENDERS PARTY HERETO


================================================================================

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                             Page
                                                                                             ----
Section 1.  Definitions, Accounting Matters and Rules of Construction.......................    1

     1.01.  Certain Defined Terms...........................................................    1
     1.02.  Accounting Terms and Determinations.............................................   37
     1.03.  Classes and Types of Loans......................................................   38
     1.04.  Rules of Construction...........................................................   38

Section 2.  Commitments, Letters of Credit, Conversions and Continuations, Fees,
            Register, Prepayments and Replacement of Lenders................................   39

     2.01.  Loans...........................................................................   39
     2.02.  Borrowings......................................................................   41
     2.03.  Letters of Credit...............................................................   41
     2.04.  Termination and Reductions of Commitments.......................................   46
     2.05.  Fees............................................................................   47
     2.06.  Lending Offices.................................................................   47
     2.07.  Several Obligations of Lenders..................................................   47
     2.08.  Notes; Register.................................................................   47
     2.09.  Optional Prepayments and Conversions or Continuations of Loans..................   48
     2.10.  Mandatory Prepayments and Commitment Reductions.................................   48
     2.11.  Replacement of Lenders..........................................................   50

Section 3.  Payments of Principal and Interest..............................................   51

     3.01.  Repayment of Loans..............................................................   51
     3.02.  Interest........................................................................   51

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.................................   52

     4.01.  Payments........................................................................   52
     4.02.  Pro Rata Treatment..............................................................   53
     4.03.  Computations....................................................................   53
     4.04.  Minimum Amounts.................................................................   53
     4.05.  Certain Notices.................................................................   54
     4.06.  Non-Receipt of Funds by Administrative Agent....................................   55
     4.07.  Right of Setoff; Sharing of Payments; Etc.......................................   56

Section 5.  Yield Protection, Etc...........................................................   57

     5.01.  Additional Costs................................................................   57
     5.02.  Inability To Determine Interest Rate............................................   59
     5.03.  Illegality......................................................................   59
     5.04.  Treatment of Affected Loans.....................................................   59
     5.05.  Compensation....................................................................   60
     5.06.  Net Payments....................................................................   60

Section 6.  Guarantee.......................................................................   63

     6.01.  The Guarantee...................................................................   63
     6.02.  Obligations Unconditional.......................................................   63
     6.03.  Reinstatement...................................................................   64
     6.04.  Subrogation; Subordination......................................................   64
     6.05.  Remedies........................................................................   65
     6.06.  Continuing Guarantee............................................................   65
     6.07.  General Limitation on Guarantee Obligations.....................................   65

Section 7.  Conditions Precedent............................................................   65

     7.01.  Conditions to Effectiveness.....................................................   65
     7.02.  Conditions to Initial Extension of Credit.......................................   66
     7.03.  Conditions to Initial and Subsequent Extensions of Credit.......................   69
     7.04.  Determinations Under Section 7..................................................   70

Section 8.  Representations and Warranties..................................................   70

     8.01.  Corporate Existence; Compliance with Law........................................   70
     8.02.  Financial Condition; Etc........................................................   70
     8.03.  Litigation......................................................................   71
     8.04.  No Breach.......................................................................   71
     8.05.  Action..........................................................................   71
     8.06.  Approvals.......................................................................   72
     8.07.  ERISA and Foreign Employee Benefit Matters......................................   72
     8.08.  Taxes...........................................................................   72
     8.09.  Investment Company Act; Public Utility Holding Company Act; Other...............   72
              Restrictions
     8.10.  Environmental Matters...........................................................   73
     8.11.  Use of Proceeds.................................................................   73
     8.12.  Subsidiaries, Etc...............................................................   73
     8.13.  Ownership of Property; Liens....................................................   74
     8.14.  Security Interest; Absence of Financing Statements; Etc.........................   74
     8.15.  Licenses and Permits............................................................   74
     8.16.  True and Complete Disclosure....................................................   74
     8.17.  Solvency........................................................................   75
     8.18.  Contracts.......................................................................   75
     8.19.  Labor Matters...................................................................   75
     8.20.  Intellectual Property...........................................................   75

     8.21.  Existing Indebtedness...........................................................   76
     8.22.  Accuracy of Borrowing Base Components...........................................   76

Section 9.  Covenants.......................................................................   76

     9.01.  Financial Statements, Etc.......................................................   76
     9.02.  Litigation, Etc.................................................................   79
     9.03.  Existence; Compliance with Law; Payment of Taxes; Inspection Rights;
              Performance of Obligations; Etc...............................................   79
     9.04.  Insurance.......................................................................   80
     9.05.  Limitation on Lines of Business.................................................   81
     9.06.  Limitation on Fundamental Changes, Acquisitions or Dispositions.................   81
     9.07.  Limitation on Liens and Negative Pledges........................................   84
     9.08.  Prohibition on Disqualified Capital Stock; Limitation on Indebtedness
              and Contingent Obligations....................................................   85
     9.09.  Limitation on Investments; Limitation on Creation of Subsidiaries...............   87
     9.10.  Limitation on Dividend Payments.................................................   88
     9.11.  Financial Covenants.............................................................   89
     9.12.  Additional Security; Equal Security for Loans and Notes; Landlord
              Consents......................................................................   91
     9.13.  Security Interests; Further Assurances..........................................   92
     9.14.  Compliance with Environmental Laws..............................................   92
     9.15.  Limitation on Transactions with Affiliates and Related Persons..................   93
     9.16.  Limitation on Accounting Changes; Limitation on Investment Company
              Status........................................................................   93
     9.17.  Limitation on Modifications of Certain Documents, Etc...........................   93
     9.18.  Interest Rate Protection Agreements.............................................   93
     9.19.  Limitation on Certain Restrictions Affecting Subsidiaries.......................   94
     9.20.  Additional Obligors.............................................................   94
     9.21.  Customer Rental Agreements......................................................   95

Section 10.  Events of Default..............................................................   95

Section 11.  Agents.........................................................................   98

     11.01. General Provisions..............................................................   98
     11.02. Indemnification.................................................................  100
     11.03. Consents Under Other Credit Documents...........................................  100
     11.04. Collateral Sub-Agents...........................................................  101

Section 12.  Miscellaneous..................................................................  101

     12.01. Waiver..........................................................................  101
     12.02. Notices.........................................................................  101
     12.03. Expenses, Indemnification, Etc..................................................  102
     12.04. Amendments, Etc.................................................................  103
     12.05. Successors and Assigns..........................................................  106
     12.06. Survival........................................................................  108

     12.07. Captions........................................................................  108
     12.08. Counterparts; Interpretation; Effectiveness.....................................  108
     12.09. Governing Law; Submission to Jurisdiction; Waivers; Etc.........................  109
     12.10. Confidentiality.................................................................  109
     12.11. Independence of Representations, Warranties and Covenants.......................  110
     12.12. Severability....................................................................  110
     12.13. No Reliance on Margin Stock.....................................................  110

Signatures..................................................................................  S-1


ANNEX A              Commitments
ANNEX B              - Inventory Locations
SCHEDULE 1.01(a)     - Applicable Margins Before Trigger Date
SCHEDULE 1.01(b)     - Applicable Margins After Trigger Date
SCHEDULE 1.01(c)     - Applicable Revolving Credit Fee Percentage
SCHEDULE 1.01(d)     - Guarantors
SCHEDULE 1.01(e)     - Excluded Subsidiaries at Effective Date
SCHEDULE 3.01(b)     - Amortization Schedule
SCHEDULE 8.02(B)     - Certain Contingent Obligations of Companies
SCHEDULE 8.03        - Litigation
SCHEDULE 8.08        - Tax Matters
SCHEDULE 8.10        - Environmental Matters
SCHEDULE 8.13        - Subsidiaries, Etc.
SCHEDULE 8.15        - Security Interests
SCHEDULE 8.20        - Labor Matters
SCHEDULE 8.21        - Intellectual Property Matters
SCHEDULE 8.22(A)     - Indebtedness Outstanding as of the Effective Date
SCHEDULE 8.22(B)     - Certain Indebtedness to Remain Outstanding After the Closing Date
SCHEDULE 9.04        - Insurance
SCHEDULE 9.07        - Certain Existing Liens
SCHEDULE 9.09        - Investments
SCHEDULE 9.12(C)     - Landlord Consents Required at Effective Date
SCHEDULE 9.15        - Existing Affiliate Agreements
SCHEDULE 9.19        - Certain Restrictions Applicable to Subsidiaries

EXHIBIT A-1          - Form of Revolving Note
EXHIBIT A-2          - Form of Term B Facility Note
EXHIBIT A-3          - Form of Swing Loan Note
EXHIBIT B            - Form of Intercompany Note
EXHIBIT C-1          - Form of Interest Rate Certificate
EXHIBIT C-2          - Form of Solvency Certificate
EXHIBIT D            - Form of Security Agreement
EXHIBIT E-1          - Form of Counsel Opinion at Closing Date
EXHIBIT E-2          - Form of Local Counsel Opinion
EXHIBIT F            - Form of Notice of Assignment
EXHIBIT G            - Form of Notice of Borrowing
EXHIBIT H            - Form of Notice of Conversion/Continuation
EXHIBIT I            - Form of Joinder Agreement
EXHIBIT J            - Form of Foreign Lender Certificate
EXHIBIT K-1          - Form of Landlord Consent
EXHIBIT K-2          - Form of Bailee Letter
EXHIBIT L            - Form of Assignment Agreement
EXHIBIT M            - Form of Perfection Certificate
EXHIBIT N            - Form of Borrowing Base Certificate

          CREDIT AGREEMENT dated as of November [ ], 2001, among IMAGISTICS INTERNATIONAL INC., as Borrower; the Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders");
                                     ------                          -------
MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch"), as sole book-running lead arranger (in such capacity,
---------------
together with its successors in such capacity, the "Lead Arranger"); FLEET
                                                    -------------
CAPITAL CORPORATION ("FCC"), as administrative agent (in such capacity, together
                      ---
with its successors in such capacity, "Administrative Agent"); MIZUHO FINANCIAL
                                       --------------------
GROUP, as documentation agent (in such capacity, together with its successors in such capacity, "Documentation Agent"); and MERRILL LYNCH & CO., MERRILL LYNCH,
                -------------------
PIERCE, FENNER & SMITH INCORPORATED, as syndication agent (in such capacity, together with its successors in such capacity, "Syndication Agent").
                                                -----------------

          The parties hereto agree as follows:

          Section 1.  Definitions, Accounting Matters and Rules of Construction.
                      ---------------------------------------------------------

          1.01.  Certain Defined Terms.  As used herein, the following terms
                 ---------------------
shall have the following meanings:

          "ABR Loans" shall mean Loans that bear interest at rates based upon
           ---------
the Alternate Base Rate.

          "Account Debtor" shall mean any Person who is or who may become
           --------------
obligated under, with respect to, or on account of, an Account, chattel paper or a General Intangible.

          "Accounts" shall mean "accounts" (as that term is defined in the UCC)
           --------
and any and all supporting obligations in respect thereof; provided, however,
                                                           --------  -------
that the amount of Accounts shall be reduced by 50% of the "advance billings" of the Obligors.

          "Accrued Billings" shall mean, as at any date, Accounts created by the
           ----------------
Obligors and the BPCs in the ordinary course of their business for which no bill, invoice or other request for payment has been issued to the Account Debtor as such Accounts are shown on the books and records of the Obligors.

          "Acquisition" shall mean, with respect to any Person, any transaction
           -----------
or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of more than 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

          "Acquisition Consideration" shall mean the purchase consideration for
           -------------------------
any Acquisition and all other payments made and liabilities incurred by any Company in exchange for, or as part of the purchase price for, any Acquisition, whether paid in cash or by exchange of Equity Interests or of Property or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements and non-competition agreements, in each case in accordance with, and at the time required under, GAAP.

          "Adjusted Net Income" shall mean, for any period, Consolidated Net
           -------------------
Income for such period, adjusted by excluding (to the extent taken into account in the calculation of such Consolidated Net Income) the effect of (a) gains or losses for such period from sales or other Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income (other than the proceeds of business interruption insurance) or expense for such period and the tax consequences thereof, and (c) non-cash charges associated with the issuance by Borrower of its Equity Interests or Equity Rights to employees of any Company.

          "Administrative Agent" see the introduction hereto.
           --------------------

          "Administrative Agent's Fee Letter" shall mean the fee letter dated
           ---------------------------------
November [  ], 2001, between Borrower and Administrative Agent.

          "Advance Date" see Section 4.06.
           ------------

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including,
                                                          -------
with its correlative meanings, "controlled by" and "under common control with")
                                -------------       -------------------------
shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Affiliate Transaction" see Section 9.15.
           ---------------------

          "Agent" shall mean any of Administrative Agent, Lead Arranger or
           -----
Syndication Agent.

          "Aggregate Offshore Currency Exposure" see Section 2.03(k).
           ------------------------------------

          "Agreement" shall mean this Credit Agreement, as amended from time to
           ---------
time.

          "Alternate Base Rate" shall mean for any day, the higher of (i) the
           -------------------
corporate base rate of interest announced by Bank from time to time, changing when said corporate base rate changes, and (ii) the Federal Funds Rate plus 0.50% per annum. The corporate base rate is not necessarily the lowest rate
      --- -----
charged by Bank to its customers.

          "Amortization Payment" shall mean each scheduled principal payment on
           --------------------
the Term B Facility Loans set forth in Section 3.01(b).

          "Applicable Currency" means, as to any particular payment or Letter of
           -------------------
Credit, Dollars or the Offshore Currency in which it is denominated or is payable.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall be, for any Type and Class of Loan, (A)
           -----------------
prior to the Trigger Date, the percentage per annum set forth on Schedule
                                          --- -----              --------
1.01(a) for such Type and Class of Loan, and (B) on and after the date (the
-------
"Trigger Date") which is the first date after the Closing Date on which Borrower
-------------
has delivered to the Lenders the financial statements and Interest Rate Certificate required by Sections 9.01(a), (b) and (e) and an Officers' Certificate demonstrating the then applicable Total Leverage Ratio for a fiscal quarter ended at least six months after the Closing Date, the Applicable Margin shall be the percentage per annum set forth on Schedule 1.01(b) for such Type
                        --- -----              ----------------
and Class of Loan set forth opposite the relevant Total Leverage Ratio in such Schedule as evidenced in the most recent Interest Rate Certificate delivered hereunder. After the Trigger Date, any change in the Total Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the financial statements or Interest Rate Certificate within the times specified in Sections 9.01(a), (b) and (e), the Total Leverage Ratio shall be deemed to be greater than 1.25:1.0 from the date of any such failure to deliver until Borrower delivers such Interest Rate Certificate and financial statements.

          "Applicable Percentage" shall mean, for the fiscal year ending
           ---------------------
December 31, 2001, 0%, for the fiscal year ending December 31, 2002, 20%, for the fiscal year ending December 31, 2003, 15%, for the fiscal year ending December 31, 2004, 20%, and for each fiscal year thereafter, 25%.

          "Applicable R/C Fee Percentage" shall mean 0.500% per annum; provided,
           -----------------------------                    ---------  --------
however, that on and after the Trigger Date, the Applicable R/C Fee Percentage
-------
shall mean the percentage per annum set forth on Schedule 1.01(c), opposite the
                          --- -----              ----------------
Total Leverage Ratio set forth in the most recent Interest Rate Certificate delivered hereunder. After the Trigger Date, any change in the Total Leverage Ratio shall be effective to adjust the Applicable R/C Fee Percentage as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the financial statements and Interest Rate Certificates within the times specified in Sections 9.01(a), (b) and (e), the Applicable R/C Fee Percentage shall be deemed to equal 0.500%.

          "Approved Fund" shall mean any Fund that is administered or managed by
           -------------
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Bank" shall mean Fleet National Bank, its successors and assigns.
           ----

          "Bankruptcy Code" shall mean the United States Federal Bankruptcy Code
           ---------------
of 1978, as amended or supplemented.

          "Base Amount" see Section 9.11(c).
           -----------

          "Borrower" shall mean Imagistics International Inc., a Delaware
           --------
corporation.

          "Borrowing Base" shall mean, as at any date, the lesser of: (i) the
           --------------
aggregate amount of the Revolving Commitments on such date, or (ii) an amount equal to (a) the sum, as of the last day the most recently ended month for which a Borrowing Base Certificate shall have been delivered (but subject to adjustment in Administrative Agent's Discretion, as set forth in the definitions of Eligible Receivables, Eligible Rental Assets, Eligible Accrued Billings and Eligible Inventory), of: 85% of the amount of Eligible Receivables (other than those of any BPC) outstanding at such date; plus 85% of the amount of Eligible Rental Assets (other than those of any BPC) outstanding at such date; plus 75% of the amount of Eligible Accrued Billings (other than those of any BPC) outstanding at such date; plus the sum of (x) 60% of the value of Eligible Inventory (other than that of any BPC) excluding parts, and (y) 15% of the value of Eligible Inventory (other than that of any BPC) consisting of parts; plus the BPC Borrowing Base; minus (b) the amount outstanding under the Term B Facility on such date; minus (c) Reserves as of such date; minus (d) if the last day of the most recently ended month for which a Borrowing Base Certificate shall have been delivered pursuant to Section 7.02(ii) or 9.01(i) is before the Contra Accounts Trigger Date, $1,000,000; minus (e) the Offshore Currency Buffer most recently calculated by Administrative Agent on or prior to such date pursuant to
Section 2.03(k).

          "Borrowing Base Certificate" shall mean a certificate of a Financial
           --------------------------
Officer of Borrower, substantially in the form of Exhibit N and appropriately
                                                  ---------
completed.

          "BPC" shall mean a retail or other business product center owned or
           ---
controlled by any Obligor or any Affiliate or Subsidiary of any Obligor, but only for so long as the components that would constitute the BPC Borrowing Base of such retail or business product center are not included in the Enterprise Resource Planning System of Borrower described to the Lenders before the Effective Date.

          "BPC Account" shall mean an Account of any BPC.
           -----------

          "BPC Accrued Billings" shall mean Accrued Billings of any BPC.
           --------------------

          "BPC Borrowing Base"  shall mean, at any date, the sum of:  75% of the
           ------------------
amount of Eligible BPC Receivables outstanding at such date; plus 85% of the amount of Eligible BPC Rental Assets outstanding at such date; plus 75% of the amount of Eligible BPC Accrued Billings outstanding at such date; plus the sum of (I) 60% of the value of Eligible BPC Inventory excluding parts, and (II) 15% of the value of Eligible BPC Inventory consisting of parts.

          "BPC Inventory"  shall mean all Inventory of any BPC.
           -------------

          "BPC Rental Assets"  shall mean Rental Assets of any BPC.
           -----------------

          "Business Day" shall mean any day, except a Saturday or Sunday,  (a)
           ------------
on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, for any period, any direct or
           --------------------
indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of Property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, (ii) any expenditure in an amount not to exceed the Net Available Proceeds of any Disposition Event, to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(iii), (iii) any expenditure made with the proceeds of any Excluded Disposition (other than sales of inventory or Rental Assets in the ordinary course of business), (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (x) of Section 2.10(a)(i) within the period specified therein, (v) expenditures to effect Permitted Acquisitions,
(vi) Investments permitted under Section 9.09, (vii) any expenditures in respect of Rental Assets made with (or in an amount not exceeding) the net proceeds received by Borrower and its Subsidiaries as consideration from the issuance of Equity Interests and Equity Rights of Borrower, other than Disqualified Capital Stock and Equity Interests in respect of Disqualified Capital Stock, and (viii) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a substantially concurrent sale of such used or surplus equipment.

          "Capital Lease," as applied to any Person, shall mean any lease of any
           -------------
Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Equivalents" shall mean, for any Person:  (a) direct obligations
           ----------------
of the United States of America, or of any agency thereof, or obligations guaranteed by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by (i) any Lender or any Affiliate of a Lender or (ii) any bank or trust company organized under the laws of the United States of America or any state thereof (or the United States branch of any other bank or trust company) and having capital, surplus and undivided profits of at least $500,000,000; (c) commercial paper issued by a Lender or rated A-1 or better by S&P or P-1 or better by Moody's and maturing not more than 270 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (a) above entered into with (i) a Lender or any Affiliate of a Lender,
(ii) a bank meeting the qualifications described in clause (b) above or (iii) any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose direct or indirect parent) is rated A- or better by S&P or A-3 or better by Moody's or whose commercial paper (or the commercial paper of whose direct or indirect parent) is rated A-1 or better by S&P or P-1 or better by Moody's; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's or MIG-1/1+ by S&P or Moody's; (f) money market or similar funds that invest primarily in the foregoing items; and (g) with respect to any Person organized or conducting operations outside of the United States, investments denominated in the currency of the jurisdiction in which such Person is organized or conducting business (so long as such jurisdiction is a member of the Organization for Economic Cooperation and Development) which are similar to the items specified in clauses (a) through (f) above (other than the nationality of the governmental or non-governmental issuer or counterparty involved).

          "Casualty Event" shall mean, with respect to any Property of any
           --------------
Person, any loss of title of such Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property; provided, however, no such event
                                           --------  -------
shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than $5,000,000. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any Company, in or by condemnation or other eminent domain proceedings pursuant to any Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Company by any Governmental Authority, civil or military.

          "CERCLA" see Section 8.10.
           ------

          "Change of Control" shall mean any transaction or event occurring on
           -----------------
or after the date hereof as a direct or indirect result of which (a) any Person or any group shall (A) beneficially own (directly or indirectly) in the aggregate Equity Interests of Borrower having 35% or more of the aggregate voting power of all Equity Interests of Borrower at the time outstanding or (B) have the right or power to appoint a majority of the board of directors of Borrower; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of a majority of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Borrower then in office. For purposes of this definition, the terms "beneficially own" and "group" shall have
                                        ----------------       -----
the respective meanings ascribed to them pursuant to Section 13(d) of the Exchange Act, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Class" see Section 1.03.
           -----

          "Closing Date" see Section 7.02.
           ------------

          "Code" shall mean the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Collateral" shall mean all of the Pledged Collateral and any other
           ----------
property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Security Document.

          "Collateral Account" see Section 8.2 of the Security Agreement.
           ------------------

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission.

          "Commitment Letter" shall mean the Credit Facilities Commitment Letter
           -----------------
among Merrill Lynch Capital Corporation and Borrower dated August 1, 2001, together with Exhibit A thereto.

          "Commitments" shall mean the Revolving Commitments and the Term B
           -----------
Facility Commitments.

          "Companies" shall mean Borrower and the Subsidiaries and each BPC; and
           ---------
"Company" shall mean any one of them.
 -------

          "Consolidated Companies" shall mean Borrower and its Consolidated
           ----------------------
Subsidiaries.

          "Consolidated EBITDA" shall mean, for any period, the sum (without
           -------------------
duplication) of the amounts for such period of Adjusted Net Income, plus, in each case to the extent deducted in calculating such Adjusted Net Income, (1) provision for income taxes, (2) interest expense, (3) depreciation and amortization expense, (4) other non-cash items of expense other than to the extent requiring an accrual or reserve for future cash expenses that are payable in cash prior to the Final Maturity Date and (5) to the extent such items of expense are incurred in 2001, an amount of up to $28,000,000 in respect of certain non-recurring expenses and charges described to the Lenders before the Effective Date, all as determined on a consolidated basis for Consolidated Companies; provided that if any material acquisition or disposition of a
           --------
business or assets (other than sales, leases and rents in the ordinary course of business of inventory and assets held for sale, lease or rent) is made during such period, then Consolidated EBITDA for such period shall include or exclude, as the case may be, the actual Consolidated EBITDA (without making any pro forma
                                                                       ---------
adjustments in respect of such acquisition or disposition) generated by the business or assets that were the subject of such acquisition or disposition from the first day of such period until the day such acquisition or disposition is consummated.

          "Consolidated Net Income" shall mean, for any period, the consolidated
           -----------------------
net income (or loss) of Consolidated Companies for such period, determined in conformity with GAAP.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should be) consolidated with the financial statements of such Person in accordance with GAAP.

          "Contested Collateral Lien Conditions" shall mean, with respect to any
           ------------------------------------
Permitted Customary Liens of the type described in clause (a), (b), (c) or (d) of the definition of Permitted Customary Liens or otherwise described in Section
9.03 hereof, that any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien.

          "Contingent Obligation" shall mean, as to any Person, any direct or
           ---------------------
indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the
                                 -------------------
"primary obligor"), including any obligation of such Person (i) to purchase,
----------------
repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b)
                                                      -------------------
with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the
                                                  --------  -------
term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the lesser of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof and (ii) any express limit in the amount of such Contingent Obligation, and (y) in the case of other Contingent Obligations, be equal to (i) the lesser of the maximum reasonably anticipated liability in respect thereof and (ii) any express limit in the amount of such Contingent Obligation.

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

          "Contra Accounts Trigger Date" shall mean the date that Borrower shall
           ----------------------------
have completed the implementation of a system, reasonably satisfactory in all respects to Administrative Agent, for reporting the amount of all Accounts within the meaning of clause (i) of the definition of Eligible Receivables.

          "Contractual Obligation" shall mean as to any Person, any provision of
           ----------------------
any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound or subject.

          "Convert," "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Covered Taxes" see Section 5.06(a).
           -------------

          "Credit Documents" shall mean this Agreement, the Notes, the L/C
           ----------------
Documents and the Security Documents, as amended from time to time.

          "Credit Facilities" shall mean the Term B Facility and the Revolving
           -----------------
Facility.

          "Creditor" shall mean each of (i) each Agent, (ii) each L/C Lender,
           --------
(iii) each Lender, and (iv) each party to a Swap Contract relating to the Loans if at the date of entering into such Swap Contract such Person was a Lender or an Affiliate of a Lender.

          "Debt Issuance" shall mean the incurrence by any Company of any
           -------------
Indebtedness after the Effective Date.

          "Default" shall mean any event or condition that constitutes an Event
           -------
of Default or that would become, with notice or lapse of time or both, an Event of Default.

          "Discretion"  shall mean a determination made by Administrative Agent
           ----------
in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment consistent with its practices as applied to similarly situated borrowers and based on the nature and quality of the applicable components of the Borrowing Base; provided, however, that
                                                 --------  -------
Administrative Agent shall give reasonable prior notice to Borrower of its intention to exercise Discretion, along with a brief description of the basis for and nature of such exercise.

          "Disposition" shall mean (i) any conveyance, sale, lease, assignment,
           -----------
transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any Property (including Accounts of any Company and Equity Interests of any Person owned by any Company) (whether owned on the Effective Date or thereafter acquired) by any Company to any Person (other than to any Company), (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person (other than any Company), and
(iii) any liquidating dividend or distribution received by any Company in respect of any Minority Interest, excluding, however, in each case any Excluded Disposition (except for purposes of defining the term "Excluded Disposition").

          "Disposition Event" shall mean the receipt by any Company of cash
           -----------------
proceeds or cash distributions of any kind in consideration for a Disposition.

          "Disqualified Capital Stock" shall mean, with respect to any Person,
           --------------------------
any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date; provided that an Equity Interest shall not be deemed to
               --------
constitute Disqualified Capital Stock solely on account of the inclusion therein of provisions requiring the mandatory redemption thereof, or the making of an offer to redeem such Equity Interest, in each case in whole or in part, upon the occurrence of a change of control or similar event or a sale, lease or other disposition of assets, so long as such provision is expressly subject to the prior payment of the Obligations.

          "Distribution Agreement" shall mean the Distribution Agreement dated
           ----------------------
as of [                  ], 2001 between Borrower and Pitney Bowes Inc.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of a Company through the issuance of Qualified Capital Stock of such Company.

          "Documentation Agent" see the introduction hereto.
           -------------------

          "Dollar Equivalent" means, at any time, (a) as to any amount
           -----------------
denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in any Offshore Currency, the equivalent amount in Dollars as determined by Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency and after giving effect to any currency hedging arrangements to the extent such arrangements apply to such amount.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Domestic Subsidiary" shall mean any Subsidiary other than a Foreign
           -------------------
Subsidiary.

          "Effective Date" see Section 7.01.
           --------------

          "Eligible Accrued Billings" shall mean those Accrued Billings created
           -------------------------
by the Obligors in the ordinary course of their business, that arise out of their sale, lease or rent of goods or rendition of services and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time
--------  -------
by Administrative Agent in Administrative Agent's Discretion, including to address the results of any audit performed by Administrative Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accrued Billings shall be calculated net of deposits in respect of Eli-gible Accrued Billings. Eligible Accrued Billings shall not include Accrued Billings that do not (or would not) constitute Eligible Receivables, unless such Accrued Billings are excluded from the definition of Eligible Receivables solely by virtue of the fact that the subject Account is shown on the books and records of the applicable Obligor and no bill, invoice or other request for payment has been issued to the Account Debtor.

          "Eligible Assignee" shall mean (a) a Lender; (b) an Affiliate of a
           -----------------
Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by Administrative Agent and, in the case of any assignment of a Revolving Commitment, any L/C Lender, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default or an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of Borrower to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b)(i) of Section 12.05 is not received, Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

          "Eligible BPC Accrued Billings"  shall mean Eligible Accrued Billings
           -----------------------------
of the BPCs.

          "Eligible BPC Inventory"  shall mean Eligible Inventory of the BPCs.
           ----------------------

          "Eligible BPC Receivables"  shall mean Eligible Receivables of the
           ------------------------
BPCs; provided however, that Eligible BPC Receivables shall not include Accounts
      -------- -------
that the Account Debtor has failed to pay within 90 days of the original invoice date.

          "Eligible BPC Rental Assets"  shall mean Eligible Rental Assets of the
           --------------------------
BPCs.

          "Eligible Inventory" shall mean Inventory of the Obligors (other than
           ------------------
Rental Assets) consisting of new, used, refurbished and remanufactured goods, supplies for customers and service parts for customers (which, in the case of new goods, supplies and parts shall be first quality finished goods, supplies and parts), in each case held for sale, lease or rent in the ordinary course of the Obligors' business that is not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may
                                      --------  -------
be fixed and revised from time to time by Administrative Agent in Administrative Agent's Discretion, including to address the results of any audit or appraisal performed by Administrative Agent from time to time after the Closing Date. The value of Eligible Inventory shall be calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated in accordance with the "first-in, first-out" method of accounting for inventory and in accordance with GAAP. An item of Inventory shall not be included in Eligible Inventory if:

          (a)  it is at a location other than (i) a location set forth on Annex
                                                                          -----
     B (as such Annex may be amended or supplemented from time to time by
     -
     Borrower, such amendment or supplement to be effective upon receipt thereof by Administrative Agent) or (ii) in transit between any locations referred to in the immediately preceding clause (i), to the extent the Inventory located at such location, when taken together with the Inventory located at all other locations not referred to in clauses (i) or (ii) of this clause (a), contains more than 10.0% of the aggregate Inventory,

          (b) the applicable Obligor does not have good, valid and marketable title thereto,

          (c) it is located on real property leased by one of the Obligors or in a contract warehouse, unless (i) Borrower has elected to establish a Reserve equal to 3 months' rent in respect of Inventory located at such location or (ii) it is subject to a Landlord Consent executed by the lessor, warehouseman or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

          (d) it is subject to any Lien (other than a Lien permitted by the Credit Documents) or it is not subject to a valid and perfected first priority security Lien in favor of the Creditors securing the Obligations,

          (e) it consists of goods that are obsolete or slow moving, bill and hold goods, defective goods, "seconds" or Inventory acquired on consignment,

          (f) it is subject to a negotiable document of title not in the possession of an Obligor or Administrative Agent,

          (g) it is not either (i) located in the United States or (ii) loaded freight charges and insurance premiums paid, upon a vessel bound for a port in the United States or

          (h) it is goods acquired by one of the Obligors in or as part of a "bulk" transfer or sale of assets and such acquisition is not consummated in the ordinary course of business unless Borrower (i) has complied with all applicable bulk sales or bulk transfer laws in connection with such acquisition or (ii) has received adequate assurances from the seller of such goods that the Companies will be made whole for all losses resulting from a violation of the bulk sales or bulk transfer laws.

          "Eligible Receivables" shall mean (without duplication) those Accounts
           --------------------
of the Obligors, that arise out of the sale, lease or rent of goods or the rendition of services in the ordinary course of business and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time
--------  -------
by Administrative Agent in Administrative Agent's Discretion, including to address the results of any audit performed by Administrative Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Receivables shall be calculated (to the extent not already reflected on the books and records of the applicable Obligor) net of customer deposits and unapplied cash remitted to the Obligors, and less any and all returns, rebates, discounts (which may, at the option of Administrative Agent, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, claimed by Account Debtors, granted or payable in connection with such Accounts at such time. Eligible Receivables shall not include the following:

          (a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date,

          (b) Accounts that are owed by an Account Debtor where more than 50% of all Accounts owed by such Account Debtor are determined ineligible under clause (a) above; provided, however, that until Borrower shall have
                       --------  -------
     implemented a system, reasonably satisfactory in all respects to Administrative Agent, for reporting such Accounts, the amount of Eligible Accounts shall be reduced by an amount equal to 15% of the Accounts that are deemed ineligible under clause (a) above instead of excluding Accounts referred to in this clause (b),

          (c) Accounts that the Account Debtor has failed to pay for more than 90 days but less than 120 days after the original invoice date, to the extent that the aggregate amount of such Accounts exceeds $4,000,000,

          (d) Accounts with respect to which the Account Debtor is an employee or Affiliate of any Company,

          (e) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold or any other terms by reason of which the payment by the Account Debtor may be conditional,

          (f)  Accounts that are not payable in Dollars,

          (g) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States; provided,
                                                                   --------
     that if the applicable Account Debtor is a United States division or subsidiary of a non-United States Person, and such division or subsidiary is located in any state of the United States, the District of Columbia or Puerto Rico, the corresponding Account shall not be excluded, or (ii) is not organized under the laws of the United States, any state thereof, the District of Columbia or Puerto Rico; provided, however, that if the
                                          --------  -------
     applicable Account Debtor is a United States division or subsidiary of a non-United States Person, and such division or subsidiary is located in any state of the United States, the District of Columbia or Puerto Rico, the corresponding Account shall not be excluded, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof, unless (x) the Account is due from Pitney Bowes of Canada Ltd., (y) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent or (z) the Account is covered by credit insurance in form, substance and amount, and by an insurer, satisfactory to Administrative Agent,

          (h) Until the Federal Accounts Trigger Date, 1% of all Accounts, and thereafter, Accounts with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Obligor has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 U.S.C. (S) 3727),

          (i) After the Contra Accounts Trigger Date, Accounts with respect to which the Account Debtor is a supplier or creditor of any Company (unless such Person has waived setoff in a manner acceptable to Administrative Agent), has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff or dispute,

          (j) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 15% (or, in the case of an Account Debtor whose long-term debt is rated Investment Grade, 20%) of all Eligible Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

          (k) Accounts with respect to which the Account Debtor is known to an executive or financial officer of Borrower to be subject to an Insolvency Proceeding or to have gone out of business, or as to which any such executive or financial officer has received notice of an imminent Insolvency Proceeding with respect to such Account Debtor or has reason to believe that such Account Debtor is not able to pay its debts as they become due,

          (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Obligor has qualified to do business in New Jersey, Minnesota, West Virginia or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

          (m) Accounts that are not subject to a valid and perfected first priority Lien in favor of the Creditors securing the Obligations,

          (n) Accounts representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling any Company to discounts on future purchases therefrom,

          (o) Accounts which do not constitute an "account," "instrument" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Account is located, and

          (p) Accounts which are required to be or have been written off as uncollectible in accordance with GAAP.

          "Eligible Rental Assets" shall mean (without duplication) all Rental
           ----------------------
Assets of any Obligor held for sale, rent or lease or rented or leased by any Obligor as lessor in the ordinary course of business and not deemed by Administrative Agent (after at least two Business Days' prior notice to Borrower by Administrative Agent) in Administrative Agent's Discretion to be ineligible for inclusion in the calculation of Borrowing Base in accordance with clauses (a) through (c) below. In determining the amount to be so included, such Rental Assets shall be valued on a net book value basis consistent with Borrower's consolidated month-end balance sheet. Unless otherwise approved in writing by Administrative Agent, no Rental Assets shall be deemed Eligible Rental Assets if:

          (a) the Rental Assets are not owned (including owned subject to a lease) solely by such Obligor and with respect to which such Obligor does not have good, valid and marketable title, or is held by a third-party for sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis;

          (b) the Rental Assets are not subject to a perfected first priority Lien in favor of Administrative Agent except to the extent subject only to Permitted Liens, provided that the value of any Rental Assets shall be
                      --------
     reduced by the amount of any obligations secured by Permitted Liens which are prior to the Lien in favor of Administrative Agent; or

          (c) the Rental Assets are not located in any state of the United States, the District of Columbia or Puerto Rico unless arrangements for the granting and perfection of a security interest in such Rental Assets have been made in a manner acceptable to Administrative Agent in its discretion.

          "Employee Benefit Plan" shall mean an employee benefit plan (as
           ---------------------
defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, or surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora or fauna, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, disposal, collection, transfer, transport or handling of Hazardous Materials.

         "Equity Interests" shall mean, with respect to any Person, any and all
          ----------------
shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Effective Date.

         "Equity Proceeds" shall mean, as of any date of determination, the
          ---------------
aggregate amount of the net proceeds received by Borrower from the sale or sales of, or capital contributions with respect to, its Equity Interests or Equity Rights, after deduction of costs, discounts and commissions incurred in connection with such sale or sales, to such date of determination.

         "Equity Rights" shall mean, with respect to any Person, any
          -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" shall mean the United States Employee Retirement Income
          -----
Security Act of 1974, as amended.

         "ERISA Entity" shall mean any member of an ERISA Group.
          ------------

         "ERISA Event" shall mean (a) any "reportable event," as defined in
          -----------
Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan under
Section 4041(c) or 4042 of ERISA; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan under Section 4041(c) or 4042 of ERISA or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably constitute grounds under ERISA for such termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in any material liability to any Company.

         "ERISA Group" shall mean any Company and all members of a controlled
          -----------
group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Event of Default" see Section 10.
          ----------------

         "Exchange Act" shall mean the United States Securities Exchange Act of
          ------------
1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Excluded Dispositions" shall mean (i) Dispositions for fair market
          ---------------------
value resulting in no more than $5,000,000 in aggregate proceeds in any fiscal year (not including in the computation of such limit any Dispositions referred to in clause (vi) of this definition); (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the Company effecting
                                            --------
such exchange receives at least substantially equivalent value in such exchange for the Property disposed of; (iii) the attachment or granting of any Permitted Lien, the making of any Investment permitted by Section 9.09 and the making of any Dividend Payment permitted by Section 9.10; (iv) the sale or lease of inventory or Rental Assets in the ordinary course of business; (v) the sale of used or worn out equipment in the ordinary course of business consistent with past practice; and (vi) any Disposition for fair market value that, together with all related Dispositions effected as part of a common plan, results in aggregate proceeds of less than $100,000.

         "Excluded Subsidiary" shall mean each Subsidiary existing on the
          -------------------
Effective Date identified on Schedule 1.01(e) as an Excluded Subsidiary, or any
                             ----------------
Subsidiary acquired or formed after the Effective Date, in each case unless and until either (a) such Subsidiary has consolidated assets in excess of $1,000,000 or (b) such Subsidiary's consolidated revenues for any fiscal year of Borrower (determined on a pro forma basis in the case of any such Subsidiary acquired or
                 --- -----
formed after the Effective Date) exceed 1.0% of Borrower's consolidated revenues for such fiscal year (and thereafter, and for so long as either of the conditions in clause (a) or (b) of this sentence remains true, such Subsidiary shall be deemed not an "Excluded Subsidiary").

         "Excluded Taxes" see Section 5.06(a).
          --------------

         "Existing Affiliate Agreements" see Section 9.15.
          -----------------------------

         "fair market value" shall mean, with respect to any Property, a price
          -----------------
(after taking into account any liabilities relating to such Property), as determined by Borrower in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

         "Federal Accounts Trigger Date" shall mean the date that Borrower
          -----------------------------
shall have completed the implementation of a system, reasonably satisfactory in all respects to Administrative Agent, for reporting the amount of all Accounts within the meaning of clause (h) of the definition of Eligible Receivables.

         "Federal Funds Rate" shall mean, for any day, the rate per annum
          ------------------                                    --- -----
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such
                          --------  -------
rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Bank on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

         "Fee Letter" shall mean the Credit Facilities Fee Letter dated as of
          ----------
August 1, 2001 between Merrill Lynch Capital Corporation and Borrower.

         "Final Maturity Date" shall mean the sixth anniversary of the
          -------------------
Effective Date.

         "Financial Maintenance Covenants" shall mean the covenants set forth
          -------------------------------
in Sections 9.11(a) and (b).

         "Foreign Lender Certificate" see Section 5.06.
          --------------------------

         "Foreign Plan" shall mean any employee benefit plan, program, policy,
          ------------
arrangement or agreement (other than a Pension Plan or any other employee benefit plan subject to ERISA) maintained or contributed to by, or entered into with, any Company with respect to employees employed outside the United States.

         "Foreign Subsidiary" shall mean any direct or indirect Subsidiary
          ------------------
organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision).

         "Fund" shall mean any Person (other than a natural Person) that is (or
          ----
will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funding Date" shall mean the date of the making of any extension of
          ------------
credit hereunder (including the Closing Date).

         "GAAP" shall mean, as of any date of determination, generally accepted
          ----
accounting principles set forth as of such date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stat-ure and authority within the U.S. accounting profession), which are applicable to the circumstances as of such date.

         "Governmental Authority" shall mean any government or political
          ----------------------
subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

         "Guarantee" shall mean the guarantee of each Guarantor pursuant to
          ---------
Section 6.

         "Guaranteed Obligations" see Section 6.01.
          ----------------------

         "Guarantors" shall mean each Subsidiary listed on Schedule 1.01(d) and
          ----------                                       ----------------
each Subsidiary that after the Effective Date guarantees the payment of the Obligations pursuant to Section 9.20.

         "Guaranty Obligation" see the definition of Contingent Obligation.
          -------------------

         "Hazardous Material" shall mean any pollutant, contaminant, toxic,
          ------------------
hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

         "in the ordinary course of business" shall mean in the ordinary course
          ----------------------------------
of business of the Companies.

         "incur" shall mean, with respect to any Indebtedness or other
          -----
obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or to grant or create a Lien upon any Property of such Person to secure any Indebtedness of another Person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the
-----------    --------       ---------
foregoing).

         "Indebtedness" shall mean, for any Person, without duplication, (a)
          ------------
all indebtedness for borrowed money of such Person; (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables and accrued expenses arising in the ordinary course of business); (c) all obligations of such Person to reimburse or prepay any other Person in respect of amounts paid under letters of credit (including Letters of Credit), banker's acceptances or similar instruments, whether drawn or undrawn; (d) all obligations of such Person evidenced by notes, bonds (other than bid or performance bonds), debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding operating leases; (f) all Capital Lease Obligations of such Person;
(g) all indebtedness of
other Persons referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness (provided that
                                                               --------
the amount of indebtedness shall be deemed to be limited to the fair market value of such Property if such Person has not assumed or become liable for the payment of such indebtedness); (h) all obligations of such Person under synthetic leases; (i) all obligations of such Person under Swap Contracts; and
(j) all Guaranty Obligations of such Person in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through
(j) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business in connection with the purchase of goods and services. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness (i) provide that such Person is not liable therefor or (ii) limit the liability of such Person for such Indebtedness.

         "Indemnitee" see Section 12.03(b).
          ----------

         "Insolvency Proceeding" shall mean any proceeding commenced by or
          ---------------------
against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement or other similar relief.

         "Intellectual Property" see Section 8.21.
          ---------------------

         "Interest Period" shall mean, with respect to any LIBOR Loan, each
          ---------------
period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Section 2.09) ending on the numerically corresponding day in the first, second, third, sixth or, to the extent available to the relevant Lenders, ninth or twelfth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Loan would otherwise end after the R/C Termination Date, such Interest Period shall end on the R/C Termination Date; (ii) no Interest Period for any Term B Facility Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term B Facility Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term B Facility Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, unless consented to by the Lead Arranger and Administrative Agent, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR

Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period; provided, that the first Interest
                                           --------
Period with respect to Term B Facility Loans that commences after the primary syndication of the Term B Facility is completed will end on the last Business Day of the month during which, absent this proviso, such Interest Period would otherwise end.

         "Interest Rate Certificate" shall mean an Officers' Certificate
          -------------------------
substantially in the form of Exhibit C-1, delivered pursuant to Section 9.01(e),
                             -----------
demonstrating in reasonable detail the calculation of the Total Leverage Ratio as of any Test Date.

         "Interest Rate Protection Agreement" shall mean, for any Person, an
          ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "Inventory" shall mean, collectively, with respect to each Company,
          ---------
all "inventory," as such term is defined in the UCC, of such Company wherever located and of every class, kind and description and, in any event, shall include, without limitation, (i) all goods (including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by such Company as lessor and goods that are furnished by such Company under a contract of service), merchandise, raw materials, work-in-process, returned goods, finished goods, samples and consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods and all other products, goods, materials and supplies, (ii) all inventory as is temporarily out of such Company's custody or possession, items in transit and any returns and repossessions upon any Accounts and (iii) all substitutions therefor or replacements thereof, and all additions and accessions thereto.

         "Investment" shall mean, for any Person:  (a) the acquisition (whether
          ----------
for cash, Property, services, securities or otherwise) of Equity Interests, Equity Rights, bonds, notes, debentures or other securities of any other Person;
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; and (d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a Guaranty Obligation shall be equal to the lesser of (i) the principal amount of the Indebtedness or other obligation guaranteed thereby that is still outstanding and (ii) the amount, if any, to which such Guaranty Obligation is expressly limited; (b) there shall be deducted in respect of each such Investment any amount received as a dividend on, or a repurchase, redemption, retirement or repayment of, such Investment and (c) the amount of any Investment shall not be increased or decreased on account of any change in the value thereof.

         "Investment Grade" shall mean a credit rating of at least Baa3 (or the
          ----------------
equivalent) by Moody's, together with a rating of at least BBB- (or the equivalent) by S&P.

         "Joinder Agreement" shall mean a Joinder Agreement substantially in
          -----------------
the form of Exhibit I.
            ---------

         "Landlord Consents" shall mean a landlord lien waiver and access
          -----------------
agreement, substantially in the form of Exhibit K-1 hereto, bailee letter,
                                        -----------
substantially in the form of Exhibit K-2 hereto, or acknowledgment agreement of
                             -----------
any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in the Inventory, in each case, in form and substance satisfactory to Administrative Agent.

         "Laws" shall mean, collectively, all common law and all international,
          ----
foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

         "L/C Documents" shall mean, with respect to any Letter of Credit,
          -------------
collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

         "L/C Interest" shall mean, for each Revolving Lender, such Lender's
          ------------
participation interest (or, in the case of any L/C Lender, such L/C Lender's retained interest) in the L/C Lenders' liabilities under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

         "L/C Lender" shall mean Administrative Agent, Bank or the respective
          ----------
Affiliates of either, and any other Lender or Lenders, or Affiliates of any Lender or Lenders, selected by Borrower that shall have agreed in writing to be an L/C Lender hereunder, as the issuer of Letters of Credit under Section 2.03, together, in each case, with its successors and assigns in such capacity.

         "L/C Liability" shall mean, without duplication, at any time and in
          -------------
respect of any Letter of Credit, the sum of (a) the undrawn available amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit.

         "Lead Arranger" see the introduction hereto.
          -------------

         "Lender" and "Lenders" see the introduction hereto.
          ------       -------

         "Letter of Credit" see Section 2.03.
          ----------------

         "LIBO Rate" shall mean, for any LIBOR Loan for any Interest Period
          ---------
therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100
                 ---------
of 1%) determined by Bank for Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve
                                                         -----
Requirement (if any) for such Loan for such Interest Period.

         "LIBOR Base Rate"  shall mean, as applicable to any LIBOR loan for any
          ---------------
Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of 1%) as determined by Bank for Administrative Agent on the basis of the offered rates for deposits in Dollars, for a term comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the first day of such Interest Period, provided, however, that if the rate described above
                         --------  -------
does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate shall be the rate (rounded upward as described above, if necessary) for deposits in Dollars for a period substantially equal to the interest on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) Business Days preceding the first day of such Interest Period as selected by Bank for Administrative Agent. The principal office of each of the major London banks so selected will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) Business Days preceding the first day of such Interest Period. In the event that Bank is unable to obtain any such quotation for Administrative Agent as provided above, it will be deemed that the LIBOR Base Rate for such Interest Period cannot be determined.

         "LIBOR Loans" shall mean Loans that bear interest at rates based on
          -----------
rates referred to in the definition of "LIBO Rate" in this Section 1.01.

         "Lien" shall mean, with respect to any Property, any mortgage, lien,
          ----
pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest, including any easement, right-of-way or other encumbrance on title to Real Property.

         "Loans" shall mean the Revolving Loans, the Swing Loans and the Term B
          -----
Facility Loans.

         "Losses" of any Person shall mean the losses, liabilities, claims
          ------
(including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

         "Majority Lenders" shall mean (i) at any time prior to the Closing
          ----------------
Date, Lenders holding at least a majority of the aggregate principal amount of the Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (including outstanding Swing Loans for this purpose as being Loans of each Lender in an amount equal to the aggregate principal amount of Swing Loans outstanding multiplied by the R/C Percentage of such Lender), plus (b) the Dollar Equivalent of the aggregate amount of all L/C Liabilities, plus (c) the aggregate Unutilized R/C Commitments then in effect (calculated for this purpose as if all outstanding Swing Loans were, instead, Revolving Loans made by the Revolving Lenders in amounts equal to their respective R/C Percentages of the aggregate amount of such outstanding Swing Loans); provided, however, that (a) for purposes of this definition only, at any
        --------  -------
time of determination, the sum of Obligations and Commitments held by Pitney Bowes, Inc. and its Affiliates shall be deemed to be the lesser of (x) $25,000,000 and (y) the amount of Obligations and Commitments actually held by Pitney Bowes Inc. and such Affiliates at such time (for the avoidance of doubt and without duplication, the denominator being used to calculate the majority in principal amount shall be reduced by the amount of any adjustments required by this proviso) and (b) from and after the time that, due solely to sales of their Obligations and Commitments in bona fide arms'-length transactions to Persons that are not Affiliates of Pitney Bowes Inc. or any of its Affiliates, Pitney Bowes Inc. and such Affiliates hold, in the aggregate, $25,000,000 or less in Obligations and Commitments, the provisions of the immediately preceding clause
(a) shall no longer be effective, regardless of whether after such time, Pitney Bowes Inc. and such Affiliates hold, in the aggregate, in excess of $25,000,000 in Obligations and Commitments.

         "Majority Revolving Lenders" shall mean (i) at any time prior to the
          --------------------------
Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Commitment and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Loans, plus (b) the Dollar Equivalent of the aggregate amount of all L/C Liabilities, plus (c) the aggregate Unutilized R/C Commitments then in effect (calculated for this purpose as if all outstanding Swing Loans were, instead, Revolving Loans made by the Revolving Lenders in amounts equal to their respective R/C Percentages of the aggregate amount of such outstanding Swing Loans), plus (d) the aggregate amount of Swing Loans then outstanding (treating an amount equal to the aggregate principal amount of Swing Loans outstanding multiplied by the R/C Percentage of each Lender as being held by such Lender for purposes of this definition).

         "Margin Stock" shall mean margin stock within the meaning of
          ------------
Regulations U and X.

         "Material Adverse Change" shall mean a material adverse change in the
          -----------------------
business, results of operations, financial condition or prospects of the Companies, taken as a whole.

         "Material Adverse Effect" shall mean an event, circumstance,
          -----------------------
occurrence, or condition which has caused as of any date of determination any of
(a) a material adverse effect on the busi-ness, results of operations, financial condition or prospects of the Companies, taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transactions or to perform any of their material obligations under any Credit Document or (c) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or any of the material rights and remedies of any Creditor thereunder or the legality, priority or enforceability of the Lien on a material portion of the Collateral.

         "Merrill Lynch" see the introduction to this Agreement.
          -------------

         "Minority Interest" shall mean an Investment in any Person that is not
          -----------------
a Subsidiary (including any joint venture).

         "Moody's" shall mean Moody's Investors Service, Inc.
          -------

         "Multiemployer Plan" shall mean a multiemployer plan within the
          ------------------
meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or
(iii) with respect to which any Company could incur liability.

         "NAIC" shall mean the National Association of Insurance Commissioners.
          ----

         "Net Available Proceeds" shall mean:
          ----------------------

          (i) in the case of any Disposition Event, the amount of Net Cash Payments received by the Person consummating such Disposition Event in connection with such Disposition Event;

          (ii) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Company whose Property was subject to such Casualty Event in respect of such Casualty Event net of (A) fees and expenses incurred by such Company in connection with recovery thereof, (B) repayments of Indebtedness (other than the Obligations) to the extent secured by a Lien on such Property that is permitted by the Credit Documents, (C) amounts required to be paid to any Person (other than a Company) owning a direct or indirect beneficial interest in the subject Property and (D) any taxes paid or payable by any Company in respect of the amount so recovered (after application of all credits and other offsets); and

          (iii) in the case of any Debt Issuance, the aggregate amount of all cash received in respect thereof by the Company consummating such Debt Issuance in respect thereof net of (x) all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith and (y) in the case of any Debt Issuance by a Person that is not a Qualified Company, any amount required to be paid to any Person (other than a Com-

     pany) owning a direct or indirect interest in the Person effecting such Debt Issuance in connection with the payment by such Person of such proceeds to a Qualified Company.

         "Net Cash Payments" shall mean, with respect to any Disposition Event,
          -----------------
the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event, net (without duplication) of (i) the amount of all fees and expenses paid by any Company in connection with such Disposition Event (the "Relevant Disposition"); (ii) any taxes paid or estimated to be payable by any
 --------------------
Company as a result of the Relevant Disposition or, in the case of payment received by any Foreign Subsidiary, repatriation of the proceeds thereof to the United States (after application of all credits and other offsets); (iii) any repayments by any Company of Indebtedness (other than the Obligations) to the extent that such Indebtedness is secured by a Lien on such Property that is permitted by the Credit Documents; (iv) amounts required to be paid to any Person (other than any Company) owning a direct or indirect beneficial interest in the subject Property; and (v) amounts reserved, in accordance with GAAP, against any liabilities associated with such Relevant Disposition and retained by any Company after such Relevant Disposition and related thereto, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Relevant Disposition.

         "Non-Qualified Subsidiary" shall mean any Subsidiary other than a
          ------------------------
Qualified Subsidiary.

         "Non-U.S. Lender" see Section 5.06(b).
          ---------------

         "Notes" shall mean the Revolving Notes, the Term B Facility Notes and
          -----
the Swing Loan Notes.

         "Notice of Assignment" shall mean a notice of assignment pursuant to
          --------------------
Section 12.06 substantially in the form of Exhibit F.
                                           ---------

         "Notice of Borrowing" shall mean a notice of borrowing substantially
          -------------------
in the form of Exhibit G.
               ---------

         "Obligations" shall mean all amounts, direct or indirect, contingent
          -----------
or absolute, of every type or description, and at any time existing, owing by any Obligor to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or any Swap Contract (including, without duplication, any Interest Rate Protection Agreement) relating to the Loans or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

          "Obligors" shall mean Borrower and the Guarantors.
           --------

          "Officers' Certificate" shall mean, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents (or an equivalent officer), its Chief Financial Officer, its Secretary, its Treasurer (or an equivalent officer), any Assistant Treasurer, its Controller or any Assistant Secretary, in their official (and not individual) capacities.

          "Offshore Currency" shall mean the yen or the euro.
           -----------------

          "Offshore Currency Buffer" see Section 2.03(k).
           ------------------------

          "Organic Document" shall mean, relative to any Person, its certificate
           ----------------
of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements to which it is a party applicable to any of its authorized Equity Interests.

          "Original Lenders" shall mean the Lenders named on the signature pages
           ----------------
hereof who were Lenders at the Effective Date.

          "Other Taxes" see Section 5.06(c).
           -----------

          "Participant" see Section 12.05(d).
           -----------

          "Payment Date" shall mean any Principal Payment Date and each date on
           ------------
which interest is due and payable on any Loan.

          "Payor" see Section 4.06.
           -----

          "PBGC" shall mean the United States Pension Benefit Guaranty
           ----
Corporation or any successor thereto.

          "Pension Plan" shall mean an employee pension benefit plan (other than
           ------------
a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Company could incur liability.

          "Permits" see Section 8.16.
           -------

          "Permitted Acquisition" shall mean any Acquisition effected in
           ---------------------
compliance with Section 9.06(h).

          "Permitted Customary Liens" shall mean (a) Liens imposed by any
           -------------------------
Governmental Authority for taxes, assessments or charges not yet due or which
(i) are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies, in accordance with GAAP or (ii) in the aggregate would not have a Material Ad-verse Effect; (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens, in each case for sums the payment of which is not then required to have been made by Section 9.03; (c) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation (including the Federal Employer's Liability Act) or deposits securing the liability to insurance carriers, in each case arising in the ordinary course of business; provided, however, that such Liens shall only
                             --------  -------
extend to or cover cash and Cash Equivalents not in the Collateral Account in an aggregate amount not to exceed $8,000,000 at any time outstanding; (d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business under insurance or self insurance agreements; (e) easements, rights-of-way, restrictions or defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, do not materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company; (f) Liens consisting of judgment or judicial attachment Liens which do not result in an Event of Default under Section 10(h) or (n); (g) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held; (h) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company; (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods; (k) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business; (l) Liens that are contractual, statutory or common law rights of setoff; and (m) Liens on Intellectual Property to the extent such Liens arise from the granting of licenses to use such Intellectual Property in the ordinary course of business of any Company; provided, however, that (x) with respect to clauses (a), (b), (c), and (d)
--------  -------
hereof (i) the obligations secured by such Liens are not yet delinquent or, to the extent such amounts are so delinquent, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, or (ii) in the aggregate such Liens would not have a Material Adverse Effect and (y) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions.

          "Permitted Investments" shall mean: (a) operating deposit accounts and
           ---------------------
certificates of deposit with banks in the ordinary course of business; (b) Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08; (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business and prepayments and other credits to suppliers made in the ordinary course of business; (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security or similar legislation; (e) pledges or deposits in connection with (i) the performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business; (f) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (g) Capital Expenditures (other than Acquisitions), expenditures referred to in clauses (i) through (viii) of the proviso to the definition of Capital Expenditure and Liens not prohibited by this Agreement; and (h) cash and Cash Equivalents.

          "Permitted Liens" see Section 9.07.
           ---------------

          "Permitted Obligations" shall mean: (a) Contingent Obligations in
           ---------------------
respect of operating leases; (b) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within five Business
--------  -------
Days of its incurrence; (c) Swap Contracts entered into in the ordinary course of business as a bona fide hedge and not for speculative purposes; (d)
                 ---- ----
Contingent Obligations in connection with Excluded Dispositions or Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Excluded Disposition or Disposition (expressly excluding, however, any Contingent Obligation in respect of any obligation of any third Person incurred in connection with the acquisition of the Property which is the subject of such Excluded Disposition or Disposition); (e) Indebtedness or Contingent Obligations of any Company to (including obligations in respect of letters of credit for the benefit of) any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Company; and (f) Indebtedness or Contingent Obligations of any Company in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Pledged Collateral" shall mean all Property pledged pursuant to the
           ------------------
Security Agreement.

          "Principal Office" shall mean the principal office of Administrative
           ----------------
Agent, located on the Effective Date at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033, or such other office as may be designated by Administrative Agent.

          "Principal Payment Date" shall mean, with respect to the Term B
           ----------------------
Facility Loan, each Quarterly Date or other date set forth on Schedule 3.01(b)
                                                              ----------------
on which a payment of principal is due with respect to the Term B Facility Loan.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of
           -----------
any Security Document, are or may be superior to the Lien of such Security Document.

          "Proceeding" shall mean any claim, counterclaim, action, judgment,
           ----------
suit, hearing, governmental investigation, arbitration or proceeding by or before any Governmental Authority, whether judicial or administrative, or arbitrator.

          "Profit Payment Agreement" shall mean any agreement to make any
           ------------------------
payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, earnings or profits (or the like) of any Person or business, other than any such agreements with officers, directors or employees of the Borrower pursuant to employment arrangements entered into in the ordinary course of business.

          "Pro Forma Balance Sheet" see Section 8.02(D).
           -----------------------

          "Pro Forma Date" see Section 8.02(D).
           --------------

          "Property" shall mean any right, title or interest in or to property
           --------
or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests in any Person.

          "Qualified Capital Stock" shall mean with respect to any Person any
           -----------------------
Equity Interests of such Person which are not Disqualified Capital Stock.

          "Qualified Company" shall mean Borrower and each Qualified Subsidiary.
           -----------------

          "Qualified Subsidiary" shall mean any Wholly Owned Subsidiary of
           --------------------
Borrower that is or is required to be a Guarantor and a party to the Security Agreement.

          "Quarter" shall mean each three month period ending on March 31, June
           -------
30, September 30 and December 31.

          "Quarterly Dates" shall mean the last Business Day of each Quarter in
           ---------------
each year, commencing with the last Business Day of the first full Quarter after the Closing Date; provided, however, that solely for purposes of Sections
                  --------  -------
2.05(a) and (b), the Quarterly Dates shall commence with the last Business Day of the first full Quarter after the Effective Date.

          "R/C Percentage" shall mean, with respect to any Revolving Lender, the
           --------------
ratio of (a) the amount of the Revolving Commitment of such Lender to (b) the aggregate amount of the Revolving Commitments of all of the Lenders.

          "R/C Termination Date" shall mean the date that is the fifth
           --------------------
anniversary of the Effective Date.

          "Real Property" shall mean all right, title and interest of any
           -------------
Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use or occupancy agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

          "redeem" shall mean redeem, repurchase, repay, defease or otherwise
           ------
acquire or retire for value; and "redemption" and "redeemed" have correlative
                                  ----------       --------
meanings.

          "refinance" shall mean refinance, renew, extend, replace, defease or
           ---------
refund, in whole or in part, including successively; and "refinancing" and
                                                          -----------
"refinanced" have correlative meanings.
 ----------

          "Register" see Section 12.05(c).
           --------

          "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the
           ------------
Board of Governors of the United States Federal Reserve System.

          "Regulations U and X" shall mean, respectively, Regulation U (12
           -------------------
C.F.R. Part 221) and Regulation X (12 C.F.R. Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the Effective Date in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by L/C Lender in respect of any drawings under a Letter of Credit.

          "Related Parties" see Section 11.01.
           ---------------

          "Related Person" of any Person shall mean any other Person owning
           --------------
directly or indirectly (a) 10% or more of the outstanding common stock of such Person or (b) 10% or more of the Voting Equity Interests of such Person in each case, excluding any Person that files a Schedule 13G with respect to such Person pursuant to the Exchange Act (and is qualified to do so).

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

          "Rental Assets" shall mean the assets of the Companies which are
           -------------
leased or rented, or held for lease, rent or sale to their customers in the ordinary course of business; provided, however, that any such assets that are
                             --------  -------
held by any Company and that are not the subject of a lease, contract or other agreement with a customer of such Company shall not be included as Rental Assets but shall instead be included as Inventory.

          "Replaced Lender" see Section 2.11.
           ---------------

          "Replacement Lender" see Section 2.11.
           ------------------

          "Required Payment" see Section 4.06.
           ----------------

          "Requirement of Law" shall mean as to any Person, the Organic
           ------------------
Documents of such Person, and any Law or determination of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Requisite Tranche Lenders" shall mean (i) with respect to Lenders
           -------------------------
having Revolving Commitments or Revolving Loans, Majority Revolving Lenders, and
(ii) with respect to Lenders having Term B Facility Loans or Term B Facility Commitments, Lenders having at least a majority of the aggregate sum of the Term B Facility Loans and Term B Facility Commitments then outstanding; provided,
                                                                   --------
however, that (a) for the purposes of clause (ii) of this definition only, at
-------
any time of determination, the amount of Term B Facility Loans and Term B Facility Commitments held by Pitney Bowes, Inc. and its Affiliates shall be deemed to be the lesser of (x) $25,000,000 and (y) the amount of Term B Facility Loans and Term B Facility Commitments actually held by Pitney Bowes Inc. and such Affiliates at such time (for the avoidance of doubt and without duplication, the denominator being used to calculate the majority in principal amount shall take into account any adjustments required by this proviso) and (b) from and after the time that, due solely to sales of their Obligations and Commitments in bona fide arms'-length transactions to Persons that are not Affiliates of any of Pitney Bowes Inc. or its Affiliates, Pitney Bowes Inc. and such Affiliates hold, in the aggregate, $25,000,000 or less in Obligations and Commitments, the provisions of the immediately preceding clause (a) shall no longer be effective, regardless of whether after such time, Pitney Bowes Inc. and such Affiliates hold, in the aggregate, in excess of $25,000,000 in Obligations and Commitments.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

          "Reserves"  shall mean such reserves, if any, as Administrative Agent
           --------
may establish in such amounts, and with respect to such matters, as Administrative Agent may deem necessary or appropriate in Administrative Agent's Discretion, against the amount of Revolving Loans and Swing Loans which the Obligors may otherwise request under Section 2.01, with respect to (a) sums chargeable to the Obligors as Revolving Loans or Swing Loans under any section of this Agreement, (b) amounts owing by any Obligor to any Person to the extent secured by any Lien (other than Liens permitted under this Agreement) on, or trust over, any Property of any Obligor and (c) a sum equal to 3 months' rent for each Inventory location that is not subject to a Landlord Consent executed by the lessor, warehouseman or other third party in favor of Administrative Agent for the benefit of Lenders and as to which Borrower has made the election referred to in clause (c)(i) of the definition of Eligible Inventory.

          "Responsible Officer" shall mean, with respect to any Company, the
           -------------------
chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the controller, the secretary or any assistant secretary of such Company.

          "Revolving Commitment" shall mean, for each Revolving Lender, the
           --------------------
obligation of such Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Revolving
                                    -------
Commitment" (as the same may be reduced from time to time pursuant to Section
2.04 or changed pursuant to Section 12.05(b)). The initial aggregate amount of the Revolving Commitments of all Lenders is $125,000,000.

          "Revolving Facility" shall mean the credit facility comprising the
           ------------------
Revolving Commitments.

          "Revolving Facility Maturity Date" shall mean the fifth anniversary of
           --------------------------------
the Closing Date.

          "Revolving Lenders" shall mean (a) on the Effective Date, the Original
           -----------------
Lenders having Revolving Commitments, as indicated on Annex A hereto, and (b) thereafter, the Lenders from time to time holding Revolving Loans and/or Revolving Commitments after giving effect to any assignments thereof under
Section 12.05(b).

          "Revolving Loans" see Section 2.01(a).
           ---------------

          "Revolving Notes" shall mean promissory notes substantially in the
           ---------------
form of Exhibit A-1.
        -----------

          "Sale and Leaseback Transaction" shall mean any arrangement, directly
           ------------------------------
or indirectly, with any Person whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property.

          "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill
           ---
Companies.

          "Secured Parties" shall have the meaning assigned to such term in the
           ---------------
Security Agreement.

          "Securities Act" shall mean the United States Securities Act of 1933,
           --------------
as amended, and all rules and regulations of the Commission promulgated thereunder.

          "Security Agreement" shall mean a Security Agreement substantially in
           ------------------
the form of Exhibit D among the Obligors and Administrative Agent, as the same
            ---------
may be amended in accordance with the terms thereof and hereof or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Administrative Agent (on behalf of the Creditors) a security interest in the Pledged Collateral covered thereby which is perfected and has the priority specified herein or therein or required hereunder or thereunder.

          "Security Documents" shall mean the Security Agreement, the Landlord
           ------------------
Consents and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any Property of the type covered by the Security Agreement that is acquired or developed pursuant to a Permitted Acquisition and as to which a security interest is required to be granted under Section 9.12 or 9.20, and all UCC or other financing statements or instruments of perfection required by this Agreement or the Security Agreement to be filed with respect to the security interests in Property created pursuant to the Security Agreement and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

          "Special Dividend Payment" shall mean the cash payment from Borrower
           ------------------------
to Pitney Bowes Inc. to be declared prior to the Spin-Off.

          "Spin-Off" means the distribution by Pitney Bowes Inc. to its
           --------
shareholders of all of the capital stock of Borrower.

          "Spot Rate" means, with respect to any Applicable Currency, at any
           ---------
date of determination thereof, the spot rate of exchange with respect to Dollars for such date in New York that appears on the display page applicable to such Applicable Currency on Reuters (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in New
York); provided, however, that if there shall at any time no longer exist such a
       --------  -------
page or a relevant spot rate is not shown on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by Administrative Agent and if no such similar rate publishing service is available by reference to the published rate of Bank in effect at such date for similar commercial transactions.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more Subsidiaries of such Person. Unless the context requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower.

          "Surety Instruments" shall mean all letters of credit (including
           ------------------
standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

          "Swap Contract" shall mean any agreement (including any master
           -------------
agreement and any schedule or agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect any Company against fluctuations in interest rates, currency exchange rates, commodity prices, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18).

          "Swing Loan Commitment" shall mean the obligation of the Swing Loan
           ---------------------
Lender to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding $10,000,000, as the same may be reduced or terminated pursuant to Section 2.04 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Commitment of the Swing Loan Lender, rather than a separate, independent commitment.

          "Swing Loan Lender" shall mean Administrative Agent and its successors
           -----------------
and assigns in such capacity.

          "Swing Loan Notes" shall mean promissory notes substantially in the
           ----------------
form of Exhibit A-3.
        -----------

          "Swing Loans" see Section 2.01(d).
           -----------

          "Syndication Agent" see the introduction hereto.
           -----------------

          "Tax Returns" see Section 8.08.
           -----------

          "Taxes" shall mean any and all taxes, imposts, duties, charges, fees,
           -----
levies or other charges or assessments of whatever nature, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

          "Term B Facility" shall mean the credit facility comprising the Term B
           ---------------
Facility Commitments and the Term B Facility Loans.

          "Term B Facility Commitment" shall mean, for each Term B Facility
           --------------------------
Lender, the obligation of such Lender to make a Term B Facility Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Term B Facility Commitment" (as the same may be
   -------
changed pursuant to Section 12.05(b)). The initial aggregate amount of the Term B Facility Commitments of all Lenders is $100,000,000.

          "Term B Facility Lenders" shall mean (a) on the Effective Date, the
           -----------------------
Original Lenders having Term B Facility Commitments, as indicated on Annex A hereto, and (b) thereafter, the Lenders from time to time holding Term B Facility Loans and Term B Facility Commitments after giving effect to any assignments thereof under Section 12.05(b).

          "Term B Facility Loans" see Section 2.01(b).
           ---------------------

          "Term B Facility Loans Maturity Date" shall mean the Final Maturity
           -----------------------------------
Date.

          "Term B Facility Notes" shall mean promissory notes substantially in
           ---------------------
the form of Exhibit A-2.
            -----------

          "Test Date" shall mean, for any Financial Maintenance Covenant, the
           ---------
last day of each fiscal quarter of Borrower.

          "Total Debt" shall mean, at any date, the aggregate amount of
           ----------
Indebtedness of Consolidated Companies (not including, for purposes of this definition, any Indebtedness referred to in clause (i) of the definition thereof or any Indebtedness referred to in clause (g) or (j) of the definition thereof, to the extent such Indebtedness of others is of the type referred to in such clause (i)) at such date plus the aggregate undrawn available amount of all undrawn Letters of Credit or any other letter of credit at such date, in each case determined on a consolidated basis in conformity with GAAP.

          "Total Leverage Ratio" shall mean, for any Test Date, the ratio of (x)
           --------------------
Total Debt at such Test Date (net of cash and Cash Equivalents held by the Qualified Companies at such date in an amount not to exceed $15,000,000) to (y) Consolidated EBITDA for the four fiscal quarters ending on such Test Date. Notwithstanding the foregoing, until the first anniversary of the Closing Date, for purposes of such ratio, Consolidated EBITDA shall be calculated on a pro forma basis as if the Transactions had occurred on the first day of the relevant period.

          "Tranche" shall mean (i) with respect to Lenders, each of the
           -------
following classes of Lenders: (a) Lenders having Revolving Loans (including Swing Loans, with Swing Loans being allocated to Revolving Lenders for this purpose as set forth in the proviso to the definition of Majority Revolving Lenders) or Revolving Commitments, and (b) Lenders having Term B Facility Commitments or Term B Facility Loans, and (ii) with respect to Loans, each of the following classes of Loans and Commitments: (a) Revolving Loans (including Swing Loans, with Swing Loans being allocated to Revolving Lenders for this purpose as set forth in the proviso to the definition of Majority Revolving Lenders) or Revolving Commitments and (b) Term B Facility Commitments or Term B Facility Loans.

          "Transaction Documents" shall mean this Agreement and the Distribution
           ---------------------
Agreement and in each case all documents related thereto and all exhibits, appendices, schedules and annexes to any thereof.

          "Transactions" shall mean the financings and transactions to occur on
           ------------
the Closing Date, including the Spin-Off, the Special Dividend Payment and the entering into of borrowings hereunder.

          "Trigger Date" see the definition of Applicable Margin.
           ------------

          "Type" see Section 1.03.
           ----

          "UCC" shall mean the Uniform Commercial Code (including, for the
           ---
avoidance of doubt, the provisions of Article 9 thereof, as revised through the date hereof) as in effect on the date hereof in the State of New York; provided,
                                                                       --------
however, that if by reason of mandatory provisions of law, the perfection or the
-------
effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Unutilized R/C Commitment" shall mean, for any Revolving Lender, at
           -------------------------
any time, the excess of such Lender's Revolving Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender, (ii) such Lender's R/C Percentage of the Dollar Equivalent of the aggregate amount of L/C Liabilities at such time and (iii) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

          "Weighted Average Life to Maturity" shall mean, on any date and with
           ---------------------------------
respect to the Revolving Commitments or the Term B Facility Loans, an amount equal to (i) the sum, for each scheduled repayment of Term B Facility Loans to be made after such date, or each scheduled reduction of Revolving Commitments to be made after such date, of the amount of such scheduled repayment or reduction multiplied by the number of days from such date to the date of such scheduled prepayment or reduction divided by (ii) the aggregate principal amount of such Term B Facility Loans or such Revolving Commitments, as the case may be.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person and/or one or more Wholly Owned Subsidiaries of such Person. Unless the context requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

          1.02.  Accounting Terms and Determinations.  Except as otherwise
                 -----------------------------------
provided in this Agreement, all computations and determinations as to accounting or financial matters (including Financial Maintenance Covenants and other financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that, if Borrower
                                         --------  -------
notifies the Lead Arranger and the Administrative Agent that Borrower wishes to amend the calculation of the Total Leverage Ratio for purposes of determining the Applicable Margins or to amend any covenant in Section 9, in either case to eliminate the effect of any change in GAAP (as to which Borrower shall give notice of such change to the Lead Arranger and the Lenders within a reasonable time after such change) on the operation of such calculation or covenant (or if the Lead Arranger and the Administrative Agent notify Borrower that the Majority Lenders wish to amend any such calculation or covenant for such purpose), then such calculation or Borrower's compliance with such covenant, as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such calculation or covenant is amended in a manner satisfactory to Borrower and the Majority Lenders. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

          1.03.  Classes and Types of Loans.  Loans hereunder are
                 --------------------------
distinguished by "Class" and by "Type".  The "Class" of a Loan (or of a
                                              -----
Commitment to make a Loan) refers to whether such Loan is a Revolving Loan, Swing Loan or Term B Facility Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan,
 ----
each of which constitutes a Type. Loans may be identified by both Class and Type.

          1.04.  Rules of Construction.  (a)  In each Credit Document, unless
                 ---------------------
the context requires otherwise (or such other Credit Document provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by the terms of any Credit Document;
(iv) statutes and related regulations include any amendments of the same and any successor statutes and regulations; (v) unless otherwise expressly provided, any reference to any action of any Creditor by way of consent, approval or waiver shall, to the fullest extent permitted under applicable law, deemed modified by the phrase "in its/their sole discretion"; and (vi) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) In each Credit Document, unless the context requires otherwise (or such other Credit Document provides otherwise), (i) "amend" shall mean
                                                         -----
"amend, restate, amend and restate, supplement or modify"; and "amended,"
                                                                --------
"amending" and "amendment" shall have meanings correlative to the foregoing;
 --------       ---------
(ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall
                 ----                                    --       -----
mean "to but excluding"; and "through" shall mean "to and including"; (iii)
                              -------
"hereof," "herein" and "hereunder" (and similar terms) in any Credit Document
 ------    ------       ---------
refer to such Credit Document as a whole and not to any particular provision of such Credit Document; (iv) "including" (and similar terms) shall mean "including
                            ---------
without limitation" (and similarly for similar terms); (v) "or" has the
                                                            --
inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any
                                                            ---------------
Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "the date hereof" shall mean
                                                    ---------------
the date first set forth above; (viii) "asset" and "property" shall have the
                                        -----       --------
same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description; and
(ix) a "fiscal year" and a "fiscal quarter" are references to a fiscal year or
        -----------         --------------
fiscal quarter of Borrower.

          (c) In this Agreement unless the context requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

          (d) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to Agents, Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or Agents merely because of Agents' or Lenders' involvement in their preparation.

          Section 2. Commitments, Letters of Credit, Conversions and Continuations, Fees, Register, Prepayments and Replacement of Lenders
                      -----------------------------------------------

          2.01.  Loans.
                 -----

          (a)  Revolving Loans.  Subject to the terms and conditions of this
               ---------------
Agreement, each Lender with a Revolving Commitment agrees severally, and not jointly or jointly and severally, to make revolving loans (the "Revolving
                                                                ---------
Loans") to Borrower in Dollars during the period from and including the Closing
-----
Date to but not including the R/C Termination Date in an aggregate principal amount at any one time outstanding not exceeding such Lender's R/C Percentage of an amount equal to the Borrowing Base minus the aggregate amount of all L/C Liabilities. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Commitments by means of ABR Loans and LIBOR Loans.

          (b)  Term B Facility Loans.  Each Term B Facility Lender agrees,
               ---------------------
severally and not jointly or jointly and severally, on the terms and conditions of this Agreement, to make a term loan ("Term B Facility Loans") to Borrower in
                                         ---------------------
Dollars on the Closing Date in an aggregate principal amount equal to the Term B Facility Commitment of such Lender. Term B Facility Loans that are repaid or prepaid may not be reborrowed.

          (c)  Limit on LIBOR Loans.  No more than 10 separate Interest Periods
               --------------------
in respect of LIBOR Loans may be outstanding at any one time.

          (d)  Swing Loans.  Subject to the terms and conditions of this
               -----------
Agreement, upon request of Borrower, the Swing Loan Lender agrees to make one or more loans ("Swing Loans") to Borrower from time to time from and including the
             -----------
Closing Date to but excluding the R/C Termination Date, in an amount not to exceed the Swing Loan Commitment as then in effect. Prior to the R/C Termination Date, Borrower may borrow, repay and reborrow Swing Loans up to the Swing Loan Commitment in accordance with the terms of this Agreement. The Swing Loan Lender shall not make any Swing Loans on or after the R/C Termination Date. No Swing Loan shall be made if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding L/C Liabilities would exceed the Borrowing Base as in effect at such time. All Swing Loans will be made and maintained only as ABR Loans. The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower or the Majority Revolving Lenders stating that a Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default by the Majority Lenders, or (iii) Administrative Agent's good faith determination that such Default has ceased to exist. Swing Loans shall be made (i) in minimum amounts of $500,000 and integral multiples of $100,000 above such amount, (ii) in the aggregate unused amount of the Swing Loan Commitment or (iii) in the amount of any Reimbursement Obligation to be paid with the proceeds of such Swing Loan.

          Upon the occurrence of an Event of Default, each Revolving Lender shall be deemed to have purchased (and each Revolving Lender hereby irrevocably agrees to purchase) an irrevocable participation in all outstanding Swing Loans, together with all accrued interest thereon equal to such Lender's R/C Percentage thereof, without any further action by or on behalf of the Swing Loan Lender, any other Lender, Borrower or any other Person. Upon one Business Day's notice from the Swing Loan Lender, each other Revolving Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing Loan (as determined pursuant to the immediately preceding sentence) in immediately available funds. In order to evidence such participation, each Revolving Lender agrees to enter into a participation agreement at the request of the Swing Loan Lender in form and substance satisfactory to the Swing Loan Lender and the Revolving Lender. If any Revolving Lender fails to make available to the Swing Loan Lender the amount of such Revolving Lender's participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in immediately available funds. In the event the Swing Loan Lender receives a payment from any Obligor of any amount in which the Revolving Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall promptly distribute to each Revolving Lender its pro rata share of
                                                              --- ----
such payment. Notwithstanding anything herein to the contrary, each Revolving Lender's obligation to purchase a participation in each unpaid Swing Loan shall be absolute and unconditional and shall not be affected by any circumstances, including (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may now or hereafter have against the Swing Loan Lender, Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default, (3) the occurrence of any Material Adverse Change or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except that no Revolving Lender need participate in any Swing Loan made by the Swing Loan Lender in violation of the penultimate sentence of the first paragraph of this
Section 2.01(d).

          (e)  Limit on Loans and Letters of Credit.  Notwithstanding anything
               ------------------------------------
to the contrary contained in this Section 2.01 or elsewhere in this Agreement, no Lender shall, pursuant to this Section 2.01 or otherwise, make any Loan or issue any Letter of Credit to or for the account of Borrower, and Borrower shall not be entitled to borrow, if after giving effect to the requested Loan or Letter of Credit (and any immediate use of the proceeds thereof), the aggregate amount of Revolving Loans then outstanding, plus the aggregate amount of Swing Loans then outstanding, plus the Dollar Equivalent of the aggregate L/C Liabilities then outstanding, less the amount of any L/C cover that shall have been provided and not yet returned would exceed the Borrowing Base then in effect.

          2.02.  Borrowings.  Borrower shall give Administrative Agent notice of
                 ----------
each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit G. Not later than 12:00
                                                ---------
noon New York City time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent, in immediately available funds, for the account of Borrower. Each borrowing of Revolving Loans shall be made by each Revolving Lender pro rata
                                                                    --------
based on its R/C Percentage. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with Bank at the Principal Office designated by Borrower.

          2.03.  Letters of Credit.  Subject to the terms and conditions hereof,
                 -----------------
the Revolving Commitment may be utilized, upon the request of Borrower, in addition to the Revolving Loans provided for by Section 2.01(a), for standby and commercial documentary letters of credit in Dollars or, if an L/C Lender notifies the Borrower and Administrative Agent it is capable of doing so, in an Offshore Currency (herein collectively called "Letters of Credit") issued by any
                                               -----------------
L/C Lender for the account of any Company (provided, that Borrower shall be
                                           --------
obligated in respect of all Reimbursement Obligations and any other obligations in respect of each Letter of Credit, regardless of for whose account such Letter of Credit was issued); provided, however, that in no event shall (i) the sum of
                       --------  -------
the aggregate amount of Revolving Loans then outstanding, plus the aggregate amount of Swing Loans then outstanding, plus the Dollar Equivalent of the aggregate L/C Liabilities then outstanding, less the amount of any L/C cover that shall have been provided and not yet returned at any time exceed the Borrowing Base in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Loans then outstanding made by any Revolving Lender, plus such Lender's R/C Percentage of the aggregate principal amount of Swing Loans then outstanding, plus such Lender's R/C Percentage of the Dollar Equivalent of the aggregate amount of all L/C Liabilities exceed such Lender's Revolving Commitment as in effect at such time, (iii) the outstanding aggregate Dollar Equivalent of the amount of all L/C Liabilities exceed $50,000,000, (iv) the Dollar Equivalent of the available amount of any Letter of Credit be on the date of issuance thereof less than $50,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the R/C Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial documentary Letters of Credit, unless the Majority Revolving Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the R/C Termination Date); provided, however,
                                                           --------  -------
that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the R/C Termination Date) so long as such Letter of Credit provides that the applicable L/C Lender retains an option satisfactory to such L/C Lender to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Lenders have approved such expiry date in writing, (vi) any L/C Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Lenders stating that a Default exists until such time as such L/C Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Lenders, (y) waiver of such Default in accordance with this Agreement or (z) Administrative Agent's good faith determination that such Default has ceased to exist, or (vii) a letter of credit be issued at a tenor other than sight; provided, however, that no standby letter of credit shall be
                  --------  -------
issued in a currency other than Dollars. The following additional provisions shall apply to Letters of Credit:

          (a) Borrower shall give Administrative Agent and the applicable L/C Lender at least three Business Days' irrevocable prior notice (effective upon receipt) pursuant to a Letter of Credit application satisfactory to such L/C Lender specifying the Applicable Currency, the date (which shall be no later than thirty days preceding the R/C Termination Date) each Letter of Credit is to be issued and the L/C Lender that is to issue such Letter of Credit and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Each Lender hereby authorizes each L/C Lender to issue, and perform its obligations under, Letters of Credit to be issued by it. Letters of Credit shall be issued or extended in accordance with the customary procedures of the applicable L/C Lender, which may include an application for Letters of Credit. Any L/C Lender may refuse to issue or extend any Letter of Credit the contents of which are not reasonably satisfactory to it. If there is any conflict between the procedures and any Letter of Credit application required by an L/C Lender and this Agreement, this Agreement shall govern.

          (b) On each day during the period commencing with the issuance by an L/C Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's R/C Percentage of the then undrawn Dollar Equivalent calculated pursuant to Section 2.03(k) of the available amount of such Letter of Credit plus the Dollar Equivalent calculated pursuant to Section 2.03(k) of the amount of any unreimbursed drawings thereunder. Each Revolving Lender (other than the applicable L/C Lender) severally agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the applicable L/C Lender's obligation to fund drawings and rights under such Letter of Credit in an amount equal to such Lender's R/C Percentage of the Dollar Equivalent calculated pursuant to Section 2.03(k) of such obligations and rights, and each Revolving Lender (other than such L/C Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such L/C Lender to pay and discharge when due, its R/C Percentage of the Dollar Equivalent calculated pursuant to Section 2.03(k) of such L/C Lender's obligation to fund drawings under such Letter of Credit. Each L/C Lender shall be deemed to hold an L/C Liability in an amount equal to its retained interest in the related Letter of Credit issued by it after giving effect to such acquisition by the Revolving Lenders other than such L/C Lender of their participation interests.

          (c) In the event that an L/C Lender has determined to honor a drawing under a Letter of Credit issued by it, such L/C Lender shall promptly notify Borrower (through Administrative Agent) of the amount paid by such L/C Lender and the date on which payment is to be made to such beneficiary. Borrower hereby unconditionally agrees to pay and reimburse L/C Lender for the amount of payment under such Letter of Credit, together with interest thereon at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Loans from the date payment was made to such beneficiary to the date on which payment is due, not later than the Business Day upon which Borrower receives such notice from such L/C Lender (or the Business Day thereafter if such notice is received on a date that is not a Business Day or after 12:00 noon, New York City time, on a Business Day). Any such payment due from Bor-rower and not paid on the required date shall bear interest at rates specified in Section 3.02(b).

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, Borrower shall advise the applicable L/C Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse such L/C Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05. In the event that Borrower fails to so advise Administrative Agent, or if Borrower fails to reimburse the applicable L/C Lender for a demand for payment under a Letter of Credit on the date of such notice (or the Business Day thereafter if such notice is received on a date that is not a Business Day or after 12:00 noon, New York City time, on a Business Day), Administrative Agent shall give each Revolving Lender prompt notice of the amount of the demand for payment, specifying such Lender's R/C Percentage of the amount of the related demand for payment.

          (e) Each Revolving Lender (other than the L/C Lender that shall have issued the applicable Letter of Credit) shall pay to Administrative Agent for account of such L/C Lender in the Dollar Equivalent (as calculated by Administrative Agent) of such Lender's R/C Percentage of any payment under a Letter of Credit (but never to exceed its R/C Commitment) upon not less than one Business Day's actual notice by the applicable L/C Lender (through Administrative Agent) to such Revolving Lender requesting such payment and specifying such amount. Subject to the proviso to the last paragraph of this Section 2.03, each such Revolving Lender's obligation to make such payments to Administrative Agent for the account of L/C Lender under this clause (e), and L/C Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments. Each such payment to an L/C Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

          (f) Upon the making of each payment by a Revolving Lender to an L/C Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Administrative Agent, the applicable L/C Lender or such Lender, acquire
     (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such L/C Lender by Borrower hereunder and under the L/C Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's R/C Percentage in any interest or other amounts payable by Borrower hereunder and under such L/C Documents in respect of such Reimbursement Obligation. Upon receipt by an L/C Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) in each case in respect of a Letter of Credit issued by such L/C Lender, such L/C Lender shall promptly pay to Administrative Agent for the account of each Revolving Lender which has satisfied its obligations under clause (e) above, such Revolving Lender's R/C Percentage of such payment, each such payment by any L/C Lender to be made in the Applicable Currency of the payment made by such

     Revolving Lender. In the event any payment received by any L/C Lender and so paid to the Revolving Lenders hereunder is rescinded or must otherwise be returned by such L/C Lender, each Revolving Lender shall, upon the request of such L/C Lender (through Administrative Agent), repay to such L/C Lender (through Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this
     Section 2.03.

          (g) Borrower shall pay to Administrative Agent for the account of the Revolving Lenders in respect of each Letter of Credit a letter of credit commission for each day during the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated at a rate equal to the product of (x) (A) with respect to standby Letters of Credit the rate per annum equal to the
                                                        ---------
     Applicable Margin for Revolving Loans that are LIBOR Loans in effect from time to time and (B) with respect to commercial documentary Letters of Credit, 50% of the rate specified in immediately preceding clause (A), multiplied by (y) the undrawn Dollar Equivalent of the available amount of such Letter of Credit on such day, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date, and on the earlier of the R/C Termination Date or the date of the termination of the Revolving Commitment. In addition, Borrower shall pay to Administrative Agent for the account of each L/C Lender in respect of each Letter of Credit issued by such L/C Lender a letter of credit fronting fee for each day during the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated at a rate equal to 0.125% per annum multiplied by the Dollar Equivalent of the available amount of such Letter of Credit, such fee to be non-refundable and paid quarterly in arrears on each Quarterly Date and on the earlier of the R/C Termination Date and the R/C Termination Date, plus all charges, costs and expenses in the amounts customarily charged by L/C Lender from time to time in like circumstances with respect to the issuance, amendment or transfer of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Upon the issuance of a standby Letter of Credit, the applicable L/C Lender shall deliver (through Administrative Agent) to each Revolving Lender a notice describing such standby Letter of Credit, and promptly following the end of each week, each L/C Lender shall deliver (through Administrative Agent) to each Revolving Lender and Borrower a notice describing the aggregate amount of all Letters of Credit issued by such L/C Lender and outstanding at the end of such week (including the Dollar Equivalent thereof). Upon the request of any Revolving Lender from time to time (through Administrative Agent), each L/C Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such L/C Lender that is then outstanding.

          (i) To the extent that any Revolving Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the applicable L/C Lender (through Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per
                                                                            ---
     annum equal to the Federal Funds Rate (as in effect from time to time).
     -----

          (j) The issuance by any L/C Lender of any amendment, modification or supplement to any Letter of Credit issued by it hereunder that would extend the expiry date or increase the available amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder on the date of such modification or supplement in such modified or supplemented form or (y) the Majority Revolving Lenders (or all of the Revolving Lenders to the extent required by Section 12.04) shall have consented thereto.

          (k) (i) Notwithstanding the foregoing, no L/C Lender shall be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such L/C Lender from issuing such Letter of Credit or any requirement of law applicable to such L/C Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such L/C Lender is not otherwise compensated) not in effect on the date hereof. At any time that any L/C Lender shall not be under any obligation to issue Letters of Credit pursuant to this paragraph (k), such L/C Lender may be replaced by Borrower with another Lender reasonably acceptable to Administrative Agent upon notice to such L/C Lender and Administrative Agent and acceptance of such appointment by such successor L/C Lender. Upon any such replacement, Administrative Agent shall notify the Lenders of any such replacement of any L/C Lender and the replacement L/C Lender shall agree to be bound by the applicable provisions of this Agreement. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Lender pursuant to Section 2.03(g). From and after the effective date of any such replacement, (x) the successor L/C Lender shall have all the rights and obligations of an L/C Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term "L/C Lender" shall be deemed to include such successor or to any previous L/C Lender, or to such successor and all previous L/C Lenders, as the context shall require. After the replacement of an L/C Lender hereunder, the replaced L/C Lender shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (ii) If on the last Business Day of any month there are any Letters of Credit outstanding that are denominated in an Offshore Currency, Administrative Agent will calculate the difference between the Dollar Equivalent of all related L/C Liabilities on such day and the Dollar Equivalent of the amount of such L/C Liabilities that are covered by currency hedging arrangements satisfactory in all respects to Administrative Agent (such difference, the "Aggregate Offshore
                                                             ------------------
     Currency Exposure"), and deduct an amount equal to 5% of the Aggregate
     -----------------
     Offshore Currency Exposure (the "Offshore Currency Buffer") from the
                                      ------------------------
     Borrowing Base then in effect.

          The obligations of Borrower under this Agreement and any L/C Document to reimburse an L/C Lender for a drawing under a Letter of Credit issued by such L/C Lender, shall be unconditional and irrevocable, and shall, to the fullest extent permitted under applicable law, be paid strictly in accordance with the terms of this Agreement and each such other L/C Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that neither Borrower
                                       --------  -------
nor any Revolving Lender shall be obligated to reimburse any L/C Lender for any wrongful payment finally determined by a court of competent jurisdiction to have been made by such L/C Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such L/C Lender. To the extent that any provision of any L/C Document is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall control.

          2.04.  Termination and Reductions of Commitments.  (a)  (i)  The
                 -----------------------------------------
Commitments shall be automatically and permanently terminated on November 30, 2001 if the Closing Date does not occur on or prior to such date.

          (ii) The aggregate amount of the Revolving Commitments shall be automatically and permanently reduced to zero on the R/C Termination Date.

          (iii) The aggregate amount of the Term B Facility Commitments shall be automatically and permanently reduced immediately after the making of the Term B Facility Loans on the Closing Date to zero.

          (b) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any) pursuant to Section 5.05)) (i) so long as no Revolving Loans or L/C Liabilities will be outstanding as of the date specified for termination, to terminate the Revolv-
ing Commitments in their entirety, and (ii) to reduce the aggregate amount of the Unutilized R/C Commitments (which reduction shall be pro rata among
                                                         --- ----
Revolving Lenders in proportion to their respective R/C Percentages); provided,
                                                                      --------
however, that (x) Borrower shall give notice of each such termination or
-------
reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger multiple of $1,000,000) or, if less, the remaining Unutilized R/C Commitments.

          (c)  Any Commitment once terminated or reduced may not be reinstated.

          2.05.  Fees.  (a)  Borrower shall pay to Administrative Agent for
                 ----
the account of each Revolving Lender a commitment fee for each day during the period from and including the Effective Date to but not including the earlier of the date such Revolving Commitment is terminated and the R/C Termination Date, on such Lender's Unutilized R/C Commitment, at a rate per annum equal to the
                                                      ---------
Applicable R/C Fee Percentage for such day. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Commitments are terminated or expire and the R/C Termination Date.

          (b) Borrower shall pay to Administrative Agent for its own account the annual administrative fee pursuant to Administrative Agent's Fee Letter.

          2.06.  Lending Offices.  The Loans of each Type made by each Lender
                 ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07.  Several Obligations of Lenders.  The failure of any Lender to
                 ------------------------------
make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of any obligation such other Lender may have to make a Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. No Revolving Lender will be responsible for failure of any other Lender to fund its participation in Swing Loans or Letters of Credit.

          2.08.  Notes; Register.  (a)  At the request of any Lender, its
                 ---------------
Loans of a particular Class shall be evidenced by a promissory note, dated the Closing Date, payable to such Lender (or its nominee) and otherwise duly completed, substantially in the form of Exhibits A-1, A-2 and A-3 for such
                                        ------------  ---     ---
Lender's Revolving Loans, Term B Facility Loans and Swing Loans, respectively.

          (b) The date, amount, Type, interest rate and duration of the Interest Period (if applicable) of each Loan of each Class made by each Lender and each payment made on account of the principal thereof, shall be recorded by such Lender (or its nominee) on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender (or its nominee) on the schedule attached to such Note or any continuation thereof;

provided, however, that the failure of such Lender (or its nominee) to make any
--------  -------
such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

          2.09.  Optional Prepayments and Conversions or Continuations of Loans.
                 --------------------------------------------------------------
Subject to Section 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time. Borrower shall give Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Each notice of Conversion or Continuation shall be substantially in the form of Exhibit H. If LIBOR Loans are prepaid or Converted other than on
            ---------
the last day of an Interest Period therefor, Borrower shall at such time pay all expenses and costs required by Section 5.05. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans. Prepayments of the Term B Facility Loans pursuant to this Section 2.09 shall be applied pro rata to the remaining
                                               --- ----
scheduled amortization payments in respect thereof.

          2.10.  Mandatory Prepayment and Commitment Reductions.  (a)
                 ----------------------------------------------
Borrower shall prepay the Loans (and/or reduce Commitments) as follows (each such prepayment (and/or Commitment reduction) to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this
Section 2.10):

          (i) Casualty Events.  Within 10 Business Days after any Company
              ---------------
     receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds;

     provided, however, that
     --------  -------

               (x) the Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to fund the acquisition or construction of Property used or usable in the business of the Companies or repair, replace or restore the Property in respect of which such Casualty Event has occurred, in each case within 365 days following the date of the receipt of such Net Available Proceeds, and

               (y) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Loans pursuant to the preceding proviso (x) is not so used within 365 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in
          Section 2.10(b).

          (ii) Debt Issuance.  Within one Business Day after any Debt Issuance
               -------------
     on or after the Closing Date (other than any Debt Issuance permitted under Section 9.08), in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

          (iii)  Disposition Events.  Within 10 Business Days after receipt by
                 ------------------
     any Company of any Net Available Proceeds from any Disposition Event permitted under Section 9.06(g), in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event; provided,
                                                                     --------
     however, that
     -------

               (x) the Net Available Proceeds from any Disposition Event permitted by Section 9.06(g) shall not be required to be applied as provided herein on such date if Borrower delivers an Officers' Certificate to Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of the Companies within 365 days following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended), and

               (y) if all or any portion of such Net Available Proceeds which are permitted to be applied to reinvestment pursuant to the terms of this Section 2.10(a)(iii) is not so used within such 365-day period, such remaining portion shall be applied on the last day of such period (or such earlier date as Borrower determines not to reinvest any portion thereof) as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of any Company to obtain the consent of the Majority Lenders if required pursuant to this Agreement to effect any Disposition).

          (b)  Application.  The amount of any required prepayments described in
               -----------
Section 2.10(a) shall be applied to prepay Loans and/or reduce Commitments as follows:

          (i)   First, the amount of the required prepayment shall be applied to
                -----
     the Term B Facility Loans pro rata to the remaining scheduled amortization
                               --- ----
     payments in respect thereof.

          (ii)   Second, after such time as the Term B Facility Loans are no
                 ------
     longer outstanding, the Revolving Loans shall be repaid in an amount equal to the remaining amount of any such required prepayment that would have been applied to the Term B Facility Loans (at the same time that the prepayment of the Term B Facility Loans would have been made and assuming an unlimited amount thereof then outstanding).

          (iii)  Third, after application of prepayments in accordance with
                 -----
     clauses (i) and (ii) above, Borrower shall be permitted to retain any such remaining excess.

          Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

          (c)  Borrowing Base Shortfall.  Subject to the proviso contained in
               ------------------------
Section 9.01(j), at any time that a reduction in the Borrowing Base causes the sum of the aggregate amount of Revolving Loans then outstanding, plus the aggregate amount of Swing Loans then outstanding, plus the Dollar Equivalent of the aggregate L/C Liabilities then outstanding, less the amount of any L/C cover that shall have been provided and not yet returned to exceed the Borrowing Base then in effect (after giving effect to the aforementioned reduction), Borrower shall immediately prepay Swing Loans and the Revolving Loans (and/or provide cover for L/C Liabilities as specified in Section 2.10(d)), such prepayment to be applied, first, to the Swing Loans, second, to Revolving Loans outstanding
            -----                      ------
and, third, as cover for L/C Liabilities outstanding as specified in Section
     -----
2.10(d). If at any time following the provision of cover for L/C Liabilities pursuant to this Section 2.10(c) the Borrowing Base then in effect shall exceed the sum of the aggregate amount of Revolving Loans then outstanding, plus the aggregate amount of Swing Loans then outstanding, plus the Dollar Equivalent of the aggregate L/C Liabilities then outstanding, less the amount of any L/C cover that shall have been provided and not yet returned, Administrative Agent shall release and return to Borrower L/C cover in an amount equal to the lesser of (i) such excess and (ii) all such cover then held by Administrative Agent.

          (d)  Cover for L/C Liabilities.  In the event that Borrower shall be
               -------------------------
required pursuant to this Section 2.10 to provide cover for L/C Liabilities, Borrower shall effect the same by paying to Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the L/C Liabilities) until such time as all Letters of Credit shall have been terminated and all of the L/C Liabilities paid in full.

          2.11.  Replacement of Lenders.  Borrower shall have the right to
                 ----------------------
replace any Lender (the "Replaced Lender") with one or more other Eligible
                         ---------------
Assignees reasonably acceptable to the Lead Arranger (collectively, the "Replacement Lender") if (x) such Lender is charging Borrower increased costs
-------------------
pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 when other Lenders are generally able to do so, (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement or
(z) such Lender shall have failed to fund any Loan required to have been funded by it hereunder when other Lenders have generally funded their Loans included in the same borrowing; provided, however, that (i) at the time of any replacement
                    --------  -------
pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (with all fees payable pursuant to Section 12.05 to be paid by the Replacement Lender or Borrower) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and all of the participations in Swing Loans and L/C Liabilities of, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) L/C Lender, an amount equal to such Replaced Lender's R/C Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was required to have been but was not theretofore funded by such Replaced Lender pursuant to Section 2.03(e), and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifi-cally described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but, except in the case of a replacement of a Lender described in clause (z) above, including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01.  Repayment of Loans.
                 ------------------

          (a)  Revolving Credit and Swing Loans.  Borrower hereby promises to
               --------------------------------
pay to Administrative Agent for the account of each Revolving Lender the entire outstanding principal amount of such Revolving Lender's Revolving Loans, and each Revolving Loan shall mature, on the R/C Termination Date. Borrower hereby promises to pay the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the R/C Termination Date.

          (b)  Term B Facility Loans.  Borrower hereby promises to pay to
               ---------------------
Administrative Agent for the pro rata accounts of the Term B Facility Lenders,
                             --------
in repayment of the principal of the Term B Facility Loans, on each date set forth on Schedule 3.01(b), the amount set forth opposite such date in such
         ----------------
Schedule 3.01(b) (subject to adjustment for any prepayments made under Section
----------------
2.09 or Section 2.10 to the extent actually made).

          3.02.  Interest.  (a)  Borrower hereby promises to pay to
                 --------
Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made or maintained by such Lender for each day during the period from and including the date such Loan is made to but excluding the date such Loan shall be paid in full at the following rates per annum:
                                                                ---------

            (i) for each day that such Loan is an ABR Loan, the Alternate Base Rate for such day, plus the Applicable Margin for the applicable Class for such day, and

            (ii) for each day that such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBO Rate for such Loan for such Interest Period, plus the Applicable Margin for the applicable Class for such day.

          (b) All principal of, and interest on, Loans hereunder, and all fees and other amounts payable hereunder, that are not paid when due shall thereafter bear interest at (i) in the case of overdue principal of, and interest on, any Loan at a rate per annum equal to 2% per annum above the rate per annum required
               ----------            ----------               ----------
to be paid on such Loan pursuant to subsections (a)(i) and (a)(ii) above, and

(ii) all other overdue Obligations at the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Loans from time to time.

          (c) Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on each Quarterly Date, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable pursuant to Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      -----------------------------------------------

          4.01.  Payments.  (a)  All payments of principal, interest,
                 --------
Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its designated account, not later than 1:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed, if Administrative Agent so elects, to have been made on the next succeeding Business Day).

          (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Section 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Class and Type of Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application to the Obligations under the Credit Documents in such manner as it or the Majority Lenders, subject to Sections 2.09, 2.10 and 4.02, may determine to be appropriate).

          (c)  Except to the extent otherwise provided in the second sentence of
Section 2.03(g), each payment received by Administrative Agent or by an L/C Lender (through Administrative Agent) under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent or by each L/C Lender (through Administrative Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent or by each L/C Lender (through Administrative Agent), as the case may be, prior to 11:00 a.m. (New York City time) on any day, on such day and (y) if the payment was actually received by Administrative Agent or by each L/C Lender (through Administrative Agent), as the case may be, after 11:00 a.m. (New York City time) on any day, by 1:00 p.m. (New York City time) on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent or by each L/C Lender (through Administrative Agent), as the case may be, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the full amount).

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day (unless, in the case of any payment of principal of or interest on any LIBOR Loan, such extension would cause the date of such payment to fall in a different calendar month, in which case the date for such payment shall be the next preceding Business Day), and interest shall be payable for any principal so extended for the period of such extension at the rate then borne by such principal.

          4.02.  Pro Rata Treatment.  Except to the extent otherwise provided
                 ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the Lenders holding Commitments of such Class, each payment of commitment fees under Section 2.05 in respect of Commitments of a particular Class shall be made for the account of the Lenders holding Commitments of such Class and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro
                                                                             ---
rata according to the amounts of their respective Commitments of such Class;
----
except that Swing Loans shall be made only by, and interest thereon shall be
------
paid by Borrower only to, the Swing Loan Lender (subject to such Lender's obligation in respect of any participation therein purchased by the other Revolving Lenders as provided in Section 2.01(d)); (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the
                          --------
amounts of their respective Revolving Commitments and Term B Facility Commitments (in the case of the making of Loans) or their respective Revolving Loans and Term B Facility Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Loans or Term B Facility Loans shall be made for the account of the relevant Lenders pro rata in
                                                                     --------
accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Loans and Term B Facility Loans shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and
--------
payable to the respective Lenders.

          4.03.  Computations.  Interest on LIBOR Loans, commitment fees and
                 ------------
Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable, and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

          4.04.  Minimum Amounts.  Except for mandatory prepayments made
                 ---------------
pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans (other than Swing Loans, for which the minimum amounts thereof are set forth in Section 2.01(g)) shall be in an amount at least equal to $1.0 million and in mul-
tiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period); provided that borrowings of Revolving Loans may
                               --------
be made in (i) the amount of any Reimbursement Obligation to be paid with the proceeds of such Loans and (ii) the aggregate Unutilized R/C Commitments then available (taking into account the Borrowing Base as set forth in the Borrowing Base Certificate then most recently delivered). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

          4.05.  Certain Notices.  Notices by Borrower to Administrative Agent
                 ---------------
of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent by telephone not later than 11:00 a.m.(or, solely in the case of a borrowing by Borrower to reimburse an L/C Lender pursuant to Section 2.03(d), 1:00 p.m.) New York City time (promptly followed by written notice via telecopier) on the Business Day of, or the number of Business Days prior to, the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below (and not later than 12 noon New York City time on the Business Day of the borrowing or prepayment in the case of Swing Loans).

                                 NOTICE PERIODS
                                 --------------

Notice                                                       Number of Business Days Prior
------                                                       -----------------------------
Termination or reduction of Commitments                                    2

Borrowing or optional prepayment of, or
Conversions into, ABR Loans (other than Swing
Loans)                                                                  Same day

Borrowing or optional prepayment of, Conversions
into, Continuations as, or duration of Interest
Periods for, LIBOR Loans                                                   3

          Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. If any amount (other than any amount in respect of interest or principal on the Loans or in respect of Reimbursement Obligations) required to be paid under this Agreement shall become due and remains unpaid, on and after the sixth day following the day that Administrative Agent has notified Borrower that such amount has become due and is unpaid, the Administrative Agent may cause such event to be deemed irrevocably a request for a Revolving Loan on any Business Day on or after such sixth day designated by Administrative Agent and in the amount required to pay any portion of such amount that remains unpaid. If any amount in respect of interest, principal or in respect of Reimbursement Obligations is required to be paid under this Agreement and shall become due and remains (i) in the case of interest, unpaid at 11:00 a.m., New York City time, on the third Business Day after such amount has become due, (ii) in the case of principal, unpaid at 11:00 a.m., New York City time, on the Business Day such amount becomes due and (iii) in the case of a Reimbursement Obligation, on the Business Day on which such amount has become due, unless the applicable L/C Lender gives notice to Borrower of a repayment demand after 12 noon on such date or a day which is not a Business Day, in which case, if such amount remains unpaid at 1:00 p.m. on the next succeeding Business Day, Administrative Agent may cause such event to be deemed irrevocably a request for a Revolving Loan for such unpaid amount on the Business Day specified in the immediately preceding clause (i), (ii) or (iii), as applicable. on Unless otherwise consented to by Agents in their sole discretion, prior to the earlier of (x) five days after the Closing Date and (y) the date on which Borrower has been notified by the Lead Arranger that the primary syndication of the Commitments has been completed, no borrowing of or Conversion into any LIBOR Loan may be made, and, in addition to the foregoing limitation, prior to the earlier of (x) thirty days after the Closing Date and (y) the date on which Borrower has been notified by the Lead Arranger that the primary syndication of the Commitments has been completed, no Interest Period of more than one month may be elected. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (i) if outstanding as a LIBOR Loan, will, in the case of a Revolving Loan, be automatically Converted into an ABR Loan or, in the case of a Term B Facility Loan, be automatically continued as a LIBOR Loan having an Interest Period of one month, in each case, on the last day of the then current Interest Period for such Loan or (ii) if outstanding as an ABR Loan, will remain as, or (if not then outstanding) will be made as, an ABR Loan.

          As an accommodation to Borrower, Administrative Agent may permit telephonic or electronic requests for Loans and telephonic or electronic transmittal of instructions, authorizations, agreements or reports to Administrative Agent from Borrower. Unless Borrower specifically directs Administrative Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Administrative Agent shall have no liability to Borrower or any Obligor for any loss or damage suffered by Borrower or any Obligor as a result of Administrative Agent's honoring of any requests, execution of instructions, authorizations or agreements or reliance on any reports communicated to Administrative Agent telephonically or electronically and purporting to have been sent to Administrative Agent by Borrower and Administrative Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it.

          4.06.  Non-Receipt of Funds by Administrative Agent.  Unless
                 --------------------------------------------
Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor") prior to the date on which the Payor is to make payment
               -----
to Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to Administrative Agent for the account of one or more of the Lenders hereunder (each such payment being herein called a "Required Payment"), which notice shall be effective upon receipt, that the
 ----------------
Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so
                                               ------------
made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for
                               ---------
such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if
                                                --------  -------
neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three Business Days of the date such demand was made, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

            (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment; and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor, or Borrower, shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

          4.07.  Right of Setoff; Sharing of Payments; Etc.  (a) If any Event of
                 -----------------------------------------
Default shall have occurred and be continuing, each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it, or by any of its Affiliates, for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof; provided, however, that
                                                      --------  -------
such Lender's failure to give such notice shall not affect the validity thereof.

          (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5 or Administrative Agent's Fee Letter) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of a right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is
--------  -------
thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

          (c) Borrower agrees, to the fullest extent permitted under applicable law, that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ---------------------

          5.01.  Additional Costs.  (a)  If the adoption of, or any change in,
                 ----------------
in each case after (i) in the case of any Original Lender, the date hereof or
(ii) in the case of any other Lender, the date upon which it shall have become a Lender hereunder, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

            (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or L/C Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

            (ii) shall impose on such Lender or L/C Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender or L/C Lender, by an amount which such Lender or L/C Lender deems to be material (and it is the policy of such Lender or L/C Lender to seek reimbursement from a borrower for such amount), of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall, within 15 days of written demand therefor, pay such Lender or L/C Lender any additional amounts necessary to compensate such Lender or L/C Lender on a net after-tax basis (taking into account any additional tax costs or tax benefits) for such increased cost or reduced amount receivable. If any Lender or L/C Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled and Borrower shall not be required to make any payments to any Lender or L/C Lender under this Section 5.01(a) in respect of any period or portion thereof more than 120 days prior to its receipt of notice thereof from such Lender or L/C Lender. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender or L/C Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. Without limiting the survival of any other provisions hereof, this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations payable hereunder.

          (b) In the event that any Lender or L/C Lender shall have determined that the adoption, after (i) in the case of any Original Lender, the date hereof or (ii) in the case of any other Lender, the date upon which it shall have become a Lender hereunder of any law, rule, regulation or guideline regarding capital adequacy (or any change after the date hereof therein or in the interpretation or application thereof) or compliance by any Lender or L/C Lender or any corporation controlling such Lender or L/C Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC, in each case, made subsequent to (i) in the case of any Original Lender, the date hereof or
(ii) in the case of any other Lender, the date upon which it shall have become a Lender hereunder, including, without limitation, the issuance, after (i) in the case of any Original Lender, the date hereof or (ii) in the case of any other Lender, the date upon which it shall have become a Lender hereunder, of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or L/C Lender's, or such corporation's capital, as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or L/C Lender or such corporation, could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or L/C Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or L/C Lender to be material (and it is the policy of such Lender or L/C Lender to seek reimbursement from a borrower for such amounts), then from time to time, after submission by such Lender or L/C Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, setting forth in reasonable detail the additional amount or amounts requested, the reason or reasons therefor and the computation thereof, Borrower shall, within 15 days of its receipt of such request, promptly pay to such Lender or L/C Lender such additional amount or amounts as will compensate such Lender or L/C Lender for such reduction; provided that Borrower shall not be
                --------
required to make any payments to any Lender or L/C Lender under this Section 5.01(b) in respect of any period or portion thereof more than 90 days prior to its receipt of a request therefor from such Lender or L/C Lender.

          5.02.  Inability To Determine Interest Rate.  If prior to the first
                 ------------------------------------
day of any Interest Period: (a) Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for such Interest Period, or (b) Administrative Agent shall have received notice from Majority Lenders that the LIBOR Base Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any affiliate of any such Lender from which such Lender customarily obtains funds) (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to LIBOR Loans shall be Continued as ABR Loans and (z) any outstanding LIBOR Loans that were to have been Continued as such for such Interest Period shall be Converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by Administrative Agent, no further LIBOR Loans shall be made or Continued as such, nor shall Borrower have the right to Convert Loans to, LIBOR Loans.

          5.03.  Illegality.  Notwithstanding any other provision of this
                 ----------
Agreement, in the event that any change (i) in the case of any Original Lender, after the date hereof or (ii) in the case of any other Lender, the date upon which it shall have become a Lender hereunder in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or L/C Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender or L/C Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender or L/C Lender), then such Lender or L/C Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender's or L/C Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or L/C Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

          5.04.  Treatment of Affected Loans.  If the obligation of any Lender
                 ---------------------------
to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

            (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

            (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans, interest on which shall, in each case, be paid on the dates upon which interest is payable on the corresponding LIBOR Loans of the other Lenders.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and
                            --------
Interest Periods) in accordance with their respective Commitments.

          5.05.  Compensation.  (a)  Borrower agrees to indemnify each Lender
                 ------------
and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment of any LIBOR Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (4) the Conversion or the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (excluding loss of margin) or expense arising from the deployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

          (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBO Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that
                                                     --------  -------
each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent and Borrower a certificate setting forth in reasonable detail the basis for such request, the amount requested and the calculation thereof, and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other provision hereof, this Section 5.05 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          5.06.  Net Payments.  (a)  Except as provided in Section 5.06(b),
                 ------------
all payments made by any Obligor hereunder or under any Note or any Guarantee will be made without setoff, counter-
claim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Tax) and all interest, penalties or similar liabilities with respect thereto (all such Taxes (other than Excluded Taxes) being referred to collectively as "Covered Taxes"). If any
                                                        -------------
Covered Taxes are so levied or imposed, each Obligor agrees on a joint and basis to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. Each Obligor will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably satisfactory to such Lender evidencing such payment by such Obligor. The Obligors agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

          "Excluded Taxes" shall mean any Tax (other than any Other Taxes) (i)
           --------------
imposed on or measured by the income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof,
(ii) imposed on any Lender in the nature of franchise taxes or other similar taxes imposed as a result of such Lender doing business in a particular jurisdiction, or (iii) imposed by reason of any present or former connection between a Lender and the jurisdiction imposing such Taxes, other than solely as a result of this Agreement or any Note or transaction contemplated hereby.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to
                                                ---------------
deliver to Borrower and Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.05 (unless the assignee or transferee Lender was already a Lender hereunder immediately prior to such assignment or transfer and was in compliance with this Section 5.06(b) as of the date of such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (certifying that the Lender is entitled to the benefits of an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or any Guarantee (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (certifying that the Lender is entitled to the benefits of an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit J (any such certificate, a
                                         ---------
"Foreign Lender Certificate") and (y) two accurate and complete original signed
 --------------------------
copies of Internal Revenue Service Form W-8BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect when the previous certification expires due to the passage of time, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (certifying that the Lender is entitled to the benefits of an income tax treaty), or Form W-8BEN and a Foreign Lender Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or (if continued exemption becomes unavailable) reduction in United States withholding tax with respect to payments under this Agreement and any Note or any Guarantee, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b) for so long as such payments may be made free from United States withholding tax. Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate pursuant to the immediately preceding sentence if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. No Obligor shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of any Covered Taxes to the extent that the obligation to pay such Covered Taxes would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this
Section 5.06(b). Notwithstanding anything to the contrary contained in this
Section 5.06, Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after (i) in the case of any Original Lenders, the Effective Date and (ii) in the case of any other Lender, the date upon which it shall have become a Lender hereunder, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Covered Taxes.

          (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, filing, recordation or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other
                                                                          -----
Taxes").
-----

          (d) Any Lender claiming any additional amounts payable pursuant to this Section 5.06 agrees to use (at the Obligors' expense) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for, or in the opinion of such Lender materially reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender exercised in good faith, be otherwise disadvantageous to such Lender.

          Section 6.  Guarantee.
                      ---------

          6.01.  The Guarantee.  Subject to Section 6.07, each Guarantor hereby
                 -------------
jointly and severally guarantees as a primary obligor and not as a surety to each Creditor and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Creditors by Borrower under any Credit Document or Swap Contract relating to the Loans, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                                      ----------
Obligations"). The Guarantors hereby jointly and severally agree that if
-----------
Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02.  Obligations Unconditional.  The obligations of the Guarantors
                 -------------------------
under Section 6.01 shall constitute guaranties of payment and are irrevocable and unconditional, joint and several and, to the fullest extent permitted by applicable law, absolute, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as, and to the extent, described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted (other than payment in full of the Obligations);

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

            (iv) any lien or security interest granted to, or in favor of, L/C Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

            (v)  the release of any other Guarantor.

          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Creditor exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Creditor upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Creditors. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Creditors, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

          6.03.  Reinstatement.  The obligations of the Guarantors under this
                 -------------
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Creditor on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

          6.04.  Subrogation; Subordination.  Each Guarantor hereby agrees
                 --------------------------
that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in this Section, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor or Borrower by reason of any payment by such Guarantor under the Guarantee in this
Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of any such right or remedy, such amounts shall be collected, enforced and received by such Guarantor as trustee for Creditors and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

          6.05.  Remedies.  The Guarantors jointly and severally agree that, as
                 --------
between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

          6.06.  Continuing Guarantee.  The guarantee in this Section 6 is a
                 --------------------
continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

          6.07.  General Limitation on Guarantee Obligations.  In any action or
                 -------------------------------------------
proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  Conditions Precedent.
                      --------------------

          7.01.  Conditions to Effectiveness.  The effectiveness of this
                 ---------------------------
Agreement is subject to the satisfaction of the following conditions precedent (the date of the satisfaction (or waiver) of each of the following conditions, the "Effective Date"):
     --------------

            (i) Documentation and Evidence of Certain Matters.  The Lead
                ---------------------------------------------
     Arranger and the Administrative Agent shall have received the following documents (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to the Lead Arranger and the Administrative Agent in form and substance:

                  (1) Corporate Documents.  Certified true and complete copies
                      -------------------
          of the charter and by-laws and all amendments thereto (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor, and

                  (2) The Credit Agreement.  This Agreement, (i) executed and
                      --------------------
          delivered by a duly authorized officer of each Obligor, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent (or, in each case, evidence reasonably satisfactory to the Lead Arranger and the Administrative Agent of the execution of this Agreement by such Obligor, Lender or Agent).

          7.02.  Conditions to Initial Extension of Credit.  The obligation of
                 -----------------------------------------
the Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the condition precedent that the Effective Date shall have occurred (or shall occur simultaneously therewith) and to the satisfaction of the following additional conditions precedent (the date of the satisfaction (or waiver) of all of the conditions to the initial extension of credit in this Section 7.02, the "Closing
                                                                         -------
Date"):
----

            (i) Documentation and Evidence of Certain Matters.  The Lead
                ---------------------------------------------
     Arranger and the Administrative Agent shall have received the following documents (with sufficient conformed copies for each Lender), each duly executed where appropriate (or, in each case, the Lead Arranger shall have received evidence reasonably satisfactory to it of the execution thereof by the parties thereto) and each of which (other than any such document the form of which is specified in an Exhibit hereto) shall be reasonably satisfactory to the Lead Arranger and the Administrative Agent in form and substance:

            (1) Officers' Certificate.  An Officers' Certificate of Borrower,
                ---------------------
          dated the Closing Date, (x) to the effect set forth in clauses (a) and
          (b) of Section 7.03(i) and (y) to the effect that all conditions precedent to the making of such initial extension of credit have been satisfied or waived (other than any condition requiring the satisfaction or reasonable satisfaction of any Agent, L/C Lender or Lender).

            (2) Opinions of Counsel.  An opinion of Davis Polk & Wardwell,
                -------------------
          counsel to the Obligors, substantially in the form of Exhibit E-1, and
                                                                -----------
          an opinion of each local counsel listed on Schedule 7.02(i)(2),
                                                     -------------------
          substantially in the form of Exhibit E-2.
                                       -----------

            (3) Notes.  The Notes, duly completed and executed for each Lender
                -----
          that has requested Notes at least one Business Day prior to the Closing Date.

            (4) Security Documents.  The Security Agreement, such other pledge
                ------------------
          agreements required under local law in the judgment of counsel to Administrative Agent and requested reasonably in advance of the intended Closing Date (each of which shall be in full force and effect), the Perfection Certificate, substantially in the form of Exhibit M, duly authorized, executed and delivered by the Obligors and
          ---------
          Ad-
          ministrative Agent, the certificates identified under the name of such Obligors in Schedule 1.1(c) and Schedule 1.1(d) to the Security Agreement, accompanied by undated stock powers, instruments of assignment or issuer acknowledgments executed in blank if applicable and the notes identified under the name of such Obligors in Schedule 1.1(e) to the Security Agreement, accompanied by undated notations or instruments of assignment executed in blank.

              (5) Solvency Certificate.  A certificate in the form of
                  --------------------
          Exhibit C-2 from the chief financial officer of Borrower with respect
          -----------
          to the Solvency (on a consolidated basis) of Borrower immediately after the consummation of the Transactions to occur on the Closing Date.

          (ii)   Borrowing Base Certificate.  Administrative Agent shall have
                 --------------------------
     received a Borrowing Base Certificate prepared (on a pro forma basis as if
                                                          --- -----
     the Transactions had been consummated on such date) as of the last Business Day of the most recent month ended at least 30 days prior to the Closing Date.

          (iii)  No Other Debt or Preferred Stock.  After giving effect to the
                 --------------------------------
     Transactions and the other transactions contemplated hereby, Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Loans and Indebtedness and Contingent obligations permitted under Section 9.08.

          (iv)   Consummation of Transactions.  Each of the Transactions (other
                 ----------------------------
     than the extensions of credit hereunder and the Spin-Off) shall have been (or shall be contemporaneously) consummated in all material respects in accordance with the terms hereof and the terms of documentation therefor (without the material waiver or material amendment of any material condition unless consented to by the Lead Arranger, the Administrative Agent and the Lenders) that are in form and substance reasonably satisfactory to the Lead Arranger (with any material condition therein requiring the satisfaction or consent of any Person other than the Lead Arranger or the Lenders being deemed to require the reasonable satisfaction or consent of the Lead Arranger and the Lenders).

          (v)    No Material Adverse Change.  There shall not have occurred or
                 --------------------------
     become known any material adverse change in the business, results of operations, financial condition or prospects of the Companies taken as a whole (and after giving effect to the Transactions) since June 30, 2001.

          (vi)   Approvals.  All requisite material Governmental Authorities
                 ---------
     and, except to the extent that the absence thereof could not reasonably be expected to result in a Material Adverse Change, third parties have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the reasonable judgment of the Lead Arranger), all such approvals are in full force and effect, all applicable waiting periods have expired and there shall be no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby.

            (vii)  Payment of Fees and Expenses.  All accrued and unpaid fees
                   ----------------------------
     and expenses (including the fees and expenses of Cahill Gordon & Reindel and of local counsel to the Lead Arranger) of the Lenders, Administrative Agent and the Lead Arranger in connection with the Credit Documents, to the extent invoiced at least two Business Days prior to the Closing Date, shall have been paid.

            (viii)  No Legal Bar.  No Law shall be applicable that restrains,
                    ------------
     prevents or imposes material adverse conditions upon any component of the Transactions or the financing thereof, including the Credit Facilities.

            (ix) Filings and Lien Searches.  The Obligors shall have authorized,
                 -------------------------
     executed and delivered each of the following:

                  (1) UCC Financing Statements (Form UCC-1) in appropriate form for filing under the UCC and any other applicable law, rule or regulation in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                  (2) to the extent requested by the Lead Arranger, certified copies of Requests for Information (Form UCC-11), tax lien and judgment lien searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those states and other jurisdictions in which any of the Collateral of such Obligor is located, the states and other jurisdictions in which each such Person's principal place of business is located and the state in which such Person is organized, none of which will, after giving effect to the consummation of the Transactions, encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document; and

                  (3) evidence of arrangements for (A) the completion of all recordings and filings of, or with respect to, the Security Documents, and (B) the taking of all actions as may be necessary or, in the opinion of the Lead Arranger, desirable, to perfect the Liens created, or purported to be created, by the Security Documents.

            (x) Transition Services Documents.  The Lead Arranger shall be
                -----------------------------
     satisfied with the agreements and other arrangements (in respect of transition services or otherwise) between Pitney Bowes, Inc. and/or its Subsidiaries (other than Borrower and/or its Subsidiaries) and Borrower and/or its Subsidiaries.

            (xi) After giving effect to such initial extension of credit, Borrower shall thereupon have the ability to borrow not less than $20,000,000 in the form of a Revolving Loan pursuant to this Agreement.

            7.03.  Conditions to Initial and Subsequent Extensions of Credit.
                   ---------------------------------------------------------
The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

            (i) No Default or Event of Default; Representations and Warranties
                --------------------------------------------------------------
     True.  Both immediately prior to the making of such Loan or other extension
     ----
     of credit and also after giving pro forma effect thereto and to the intended use thereof:

                 (a) no Default or Event of Default shall have occurred and be continuing;

                 (b) the representations and warranties made by the Obligors in
            Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall (x) in the case of any such representation or warranty that expressly relates to a prior specific date or dates, be accurate in all material respects on and as of such date or dates and (y) in the case of any other such representation or warranty, continue to be accurate in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (except that any such representation or warranty qualified as to materiality shall (A) in the case of any representation or warranty referred to in clause (x) above, be accurate on and as of the date or dates referred to therein and (B) in the case of any other such representation or warranty, continue to be accurate on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date); and

                 (c) in the case of any extension of credit consisting of the making of Revolving Loans or Swing Loans or the issuance of any Letter of Credit, the sum of the aggregate amount of the outstanding Swing Loans, plus Revolving Loans, plus L/C Liabilities shall not exceed the Borrowing Base then in effect.

            (ii) Notice of Borrowing.  Other than with respect to a Swing Loan,
                 -------------------
     Administrative Agent shall have received a Notice of Borrowing duly completed and complying with Section 4.05.

            Each Notice of Borrowing or request for the issuance of a Letter of Credit delivered by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clauses (i) and (ii) above as of the date of such borrowing or issuance. Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.02 and 7.03 (other than any condi-tion requiring the satisfaction or reasonable satisfaction of any Agent, Lender or L/C Lender) have been satisfied or waived in accordance with the terms hereof.

          7.04.  Determinations Under Section 7.  For purposes of determining
                 ------------------------------
compliance with the conditions specified in Sections 7.01 and 7.02, each Lender and each Agent shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders, the Required Lenders, the Agent or such Agent unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender or Agent prior to the date that Borrower, by notice to the Administrative Agent, designates as the proposed date of the initial extension of credit, specifying its objection thereto.

          Section 8.  Representations and Warranties.  Each Obligor represents
                      ------------------------------
and warrants to the Creditors that at and as of the Effective Date and at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions to occur on such date (including (i) the application of the proceeds of any extension of credit to be made on such Funding Dates and (ii) with respect to the Closing Date, the Transactions)):

          8.01.  Corporate Existence; Compliance with Law.  Each Company:  (a)
                 ----------------------------------------
is a corporation, partnership, limited liability company or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; (c) is qualified to do business and is, to the extent applicable, in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and
(d) is in compliance with all Requirements of Law, except, in the case of
                                                   ------
clauses (a), (b), (c) and (d) where the failure thereof individually or in the aggregate would not have a Material Adverse Effect.

          8.02.  Financial Condition; Etc.  (a)  Borrower has delivered to the
                 ------------------------
Lenders (i) the audited combined balance sheets of Consolidated Companies as of December 31, 1999 and 2000, and the related statements of income, changes in invested equity and cash flows for the fiscal years ended on December 31, 1998, 1999 and 2000, together with a report thereon by PricewaterhouseCoopers LLP, certified public accountants, and (ii) the unaudited combined balance sheet of Consolidated Companies as of June 30, 2001 and the related statements of income, changes in invested equity and cash flows for the six months ended on such date. All of said financial statements, including in each case the related schedules and notes, have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the combined financial position of Consolidated Companies as of the respective dates of said balance sheets and the combined results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to normal period-end audit adjustments and the omission of certain footnotes.

          (b)  Except as set forth in Schedule 8.02(b), in the financial
                                      ----------------
statements or other information referred to in Section 8.02(a), as of the Effective Date, there are no material liabilities of any Company of any kind required to be set forth on a balance sheet or in the notes thereto prepared in accordance with GAAP, whether accrued, contingent, absolute, determined, determinable or other-wise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability.

          (c)  Since June 30, 2001 there has been no Material Adverse Change.

          (d)  The pro forma balance sheet of Consolidated Companies (the "Pro
                                                                           ---
Forma Balance Sheet"), certified by the chief financial officer of Borrower,
-------------------
copies of which will be furnished to each Lender not later than the second Business Day prior to the Closing Date, is the balance sheet of Consolidated Companies as of June 30, 2001 (the "Pro Forma Date"), adjusted to give effect
                                    --------------
(as if such events had occurred on such date) to the Transactions to occur on the Closing Date and the application of the proceeds of all Indebtedness to be incurred on such date. The Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the combined financial position of Consolidated Companies as at the Pro Forma Date, adjusted as described above.

          8.03.  Litigation.  Except as set forth in Schedule 8.03, there is no
                 ----------                          -------------
Proceeding (other than any qui tam Proceeding, to which this Section is limited to the best of Borrower's knowledge) pending against, or to the knowledge of Borrower, threatened in writing against or affecting, any Company or any of its respective Properties before any Governmental Authority or private arbitrator that may have a reasonable likelihood of being adversely determined and that, if determined or resolved adversely to such Company, would have a Material Adverse Effect.

          8.04.  No Breach.  None of the execution, delivery and performance by
                 ---------
any Obligor of any Credit Document or Transaction Document to which it is a party nor the consummation of the transactions herein and therein contemplated (including the Transactions) do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or tortuously interfere with, result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Company, (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents and Permitted Liens) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which would not have a Material Adverse Effect and which would not subject any Creditor to any material risk of damages or liability to third parties.

          8.05.  Action.  Each Company has all necessary corporate, partnership,
                 ------
etc. power, authority and legal right to execute, deliver and perform its obligations under each Credit Document and Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Company of each Credit Document and Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate, partnership, etc. action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its valid and binding agreement (or, in the case of the Notes, obligation), enforceable against such Obligor in accordance with its terms, subject to (a) applicable bankruptcy, insolvency and similar laws of general applicability from time to time in effect affecting creditors' rights and remedies generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          8.06.  Approvals.  No authorizations, approvals or consents of, and no
                 ---------
filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Company of the Credit Documents and the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, (ii) filings required to be made with the Commission in compliance with disclosure requirements under applicable securities laws (including the Securities Act and the Exchange Act) and (iii) consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure to obtain or make which would not have a Material Adverse Effect.

          8.07.  ERISA and Foreign Employee Benefit Matters.  No ERISA Event has
                 ------------------------------------------
occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. From and after the consummation of the Spin-Off, no Company shall maintain or contribute to or be required to maintain or contribute to any Pension Plan. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan.

          8.08.  Taxes.  Except as would not have a Material Adverse Effect, (i)
                 -----
all material tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "Tax Returns") required to be filed
                                            -----------
with any taxing authority by, or with respect to, each Company have been filed in accordance with all applicable laws; (ii) each Company has timely paid or made provision for payment of all material Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Company (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on financial statements subsequently delivered hereunder) and (iii) each Company has made provision for all Taxes payable by such Company for which no Tax Return has yet been filed.

          8.09.  Investment Company Act; Public Utility Holding Company Act;
                 -----------------------------------------------------------
Other Restrictions.  No Company is required to register as an investment
------------------
company under the United States Investment Company Act of 1940, as amended. No Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

          8.10.  Environmental Matters.  Except as disclosed in Schedule 8.10
                 ---------------------                          -------------
and except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each Company is in compliance with, and is not subject to liability under, any applicable Environmental Laws and there are no Environmental Laws which could reasonably be expected to result in material expenditures by any Company, and no such Environmental Laws would interfere in any material way with current or projected operations of any Company; (ii) no Company, or to the knowledge of the Obligors, any of its predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting any action under Environmental Law, which could reasonably be expected to result in material expenditures by any Company; (iii) no Real Property now owned, leased or operated by any Company nor to the knowledge of the Obligors, any property formerly owned, leased or operated by the Companies or any of their respective predecessors in interest is (x) listed or proposed for listing on the National Priorities List under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or (y) listed on the Comprehensive Environmental Response,
          ------
Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no agreements, judgments, decrees or orders by which any Company is bound, which would reasonably be expected to prevent any Company's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Company under any Environmental Law; (v) no Lien has been asserted or recorded or, to the knowledge of the Obligors, threatened, under any Environmental Law with respect to Property of any Company; and (vi) no Company is subject to any Proceeding alleging the violation of, or liability under, any Environmental Law or has received any Environmental Claim and, to the knowledge of the Obligors, no such Proceeding or Environmental Claim is threatened.

          8.11.  Use of Proceeds.  No Company is engaged principally, or as one
                 ---------------
of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower individually or of Consolidated Companies) will be Margin Stock. Borrower will use the proceeds of (i) all Term B Facility Loans to finance the Transactions and pay related fees and expenses and (ii) Revolving Loans to finance the Transactions (in an amount not to exceed on the Closing Date $75,000,000 unless consented to by the Lead Arranger in its sole discretion) and for working capital and general corporate purposes.

          8.12.  Subsidiaries, Etc.  As of the Effective Date, Borrower has no
                 -----------------
Subsidiaries or Equity Interests (whether direct or indirect) in partnerships, Minority Interests or business trusts other than the entities set forth on

Schedule 8.12.  Each Subsidiary listed on Schedule 8.12 (other than each Foreign
-------------                             -------------
Subsidiary and each Excluded Subsidiary) will be a Guarantor as of the Closing Date. Borrower owns, as of the Effective Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of its Subsidiaries and each issuer of Minority Interests listed on Schedule 8.12 as
                                                             -------------
set forth on such Schedule. The outstanding Equity Interests of such Subsidiaries and such Minority Interests are owned by Borrower free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents and Liens thereon permitted by Section 9.07. No such Subsidiary has issued any securities convertible into its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such Equity Interests.

          8.13.  Ownership of Property; Liens.  Except to the extent that any
                 ----------------------------
failure to do so would not in the aggregate have a Material Adverse Effect, each Company has good and marketable title to all of the assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets). All such assets and Property are free and clear of all Liens except Liens permitted under Section 9.07. Except to the extent that any failure to do so would not in the aggregate have a Material Adverse Effect, each Company has a valid leasehold interest in all of the Real Property leased by it. All such leasehold interests are free and clear of all Liens except for Liens permitted under Section 9.07. Substantially all of the assets and Property owned by, leased to or used by each Company in its respective businesses are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not result in a Material Adverse Effect. Neither any Credit Document, nor any transaction contemplated under any such document, will affect any right, title or interest of any Company in any of such assets in a manner that would result in a Material Adverse Effect.

          8.14.  Security Interest; Absence of Financing Statements; Etc.  The
                 -------------------------------------------------------
Security Documents, once executed and delivered, will create, in favor of Administrative Agent for the benefit of the Creditors, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities and delivery of the applicable documents to Administrative Agent, to the extent contemplated by the applicable Security Document, perfected security interest in and Lien upon all of the Collateral (and the proceeds thereof), superior to and prior to the rights of all third persons other than the holders of Permitted Liens.

          Except for Prior Liens, as of the date hereof, and after the date hereof, except for Permitted Liens, there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any Lien on, or security interest in, any Property of any Company or rights thereunder.

          8.15.  Licenses and Permits.  The Companies hold all governmental
                 --------------------
permits, licenses, authorizations, consents and approvals necessary for the Companies to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the

"Permits"), except for Permits the failure of which to obtain would not have a
 -------
Material Adverse Effect. None of the Permits has been modified in any way that has had a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not have a Material Adverse Effect.

          8.16.  True and Complete Disclosure.  The information, reports,
                 ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Creditors in connec-tion with the negotiation, preparation or delivery of the Credit Documents or included or delivered pursuant thereto or pursuant to the Confidential Information Memorandum dated August 2001 distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission by any Company, and the Credit Documents themselves, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by the Obligors to the Creditors pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and that no Obligor makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Each Obligor understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

          8.17.  Solvency.  As of the Closing Date, after giving effect to the
                 --------
consummation of the Transactions and the extensions of credit to occur on such date the Companies (on a consolidated basis) is Solvent.

          8.18.  Contracts.  No Company is in default under any material
                 ---------
contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Material Adverse Effect.

          8.19.  Labor Matters.  Except as set forth in Schedule 8.19, there is
                 -------------                          -------------
(i) no unfair labor practice complaint pending against any Company or, to the best knowledge of Borrower, threatened against any Company, before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Company or, to the best knowledge of Borrower after due inquiry, threatened against any Company, (ii) no strike, labor dispute, slowdown or stoppage pending against any Company or, to the best knowledge of Borrower, after due inquiry, threatened against any Company and
(iii) to the best knowledge of Borrower after due inquiry, no union representation question existing with respect to the employees of any Company and, to the best knowledge of Borrower, no union organizing activities are taking place, except such as would not, with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate, have a Material Adverse Effect.

          8.20.  Intellectual Property.  To the best knowledge of Borrower, each
                 ---------------------
Company owns or possesses adequate licenses or otherwise has the right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes (collectively, "Intellectual Property") that are
                                                ---------------------
necessary for the operation of its business as presently conducted, except where the failure to so own or possess such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 8.20, to the best
                                                -------------
knowledge of Borrower, no claim is pending that any Company infringes upon the asserted rights of any other Person under any Intellectual Property, except for any such claim that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 8.20, to the best knowledge of
                                       -------------
Borrower, no claim is pending that any such Intellectual Property owned or licensed by any Company or which any Company otherwise has the right to use is invalid or unenforceable, except for any such claim which would not, individually or in the aggregate, have a Material Adverse Effect.

          8.21.  Existing Indebtedness.  Schedule 8.21(A) sets forth a true
                 ---------------------   ----------------
and complete list of all Indebtedness of the Companies as of the Effective Date and Schedule 8.21(B) sets forth a true and complete list of all Indebtedness of
    ----------------
the Companies that is to remain outstanding after the Closing Date (excluding the Obligations hereunder), in each case showing the aggregate principal amount thereof and the name of each respective borrower and any other entity that directly or indirectly guaranteed such Indebtedness.

          8.22.  Accuracy of Borrowing Base Components.  Each component of the
                 -------------------------------------
Borrowing Base, as the same may be determined upon the initial extension of credit hereunder or upon the delivery of any certificate pursuant to Section 9.01(j), meets all criteria of eligibility required to be met to be deemed a component of the Borrowing Base at the time of such determination in accordance with the definition of such component of the Borrowing Base.

          Section 9.  Covenants.  Each Obligor, for itself and on behalf of its
                      ---------
Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or L/C Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder (other than Obligations in respect of indemnification and expense reimbursement and obligations under Section 5 hereof, in each case for which no claim has been made):

          9.01.  Financial Statements, Etc.  Borrower shall deliver to
                 -------------------------
Administrative Agent and each of the Lenders:

          (a)  Quarterly Financials.  As soon as available and in any event
               --------------------
     within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending September 30, 2001, consolidated (or, for periods prior to the Closing Date, combined) statements of income for such period and consolidated (or, for periods prior to the Closing Date, combined) statements of income and cash flows for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Consolidated Companies as at the end of such period, setting forth in each case in comparative form the corresponding consolidated (or, for periods prior to the Closing Date, combined) statements of income and cash flows for the corresponding period in the preceding fiscal year to the extent such financial statements are available, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated (or combined, as the case may be) financial condition, results of operations and cash flows of Consolidated Companies in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and except for the absence of footnotes) (it being understood that the foregoing requirement may be satisfied by delivery of a copy of Borrower's report on Form 10-Q for the applicable fiscal quarter filed with the Commission);

          (b)  Annual Financials.  As soon as available and in any event within
               -----------------
     90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2001 consolidated (or, for periods prior to the Closing Date, combined) statements of income, cash flows and changes in stockholders' equity of Consolidated Companies for such year and the related consolidated balance sheet of Consolidated Companies as at the end of such year, setting forth in each case in comparative form the corresponding consolidated (or, for periods or dates prior to the Closing Date, combined) information as of the end of and for the preceding fiscal year to the extent such financial statements are available, accompanied by an opinion, without a going concern or similar qualification or exception as to scope, thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing which opinion shall state that said consolidated (or, for periods or dates prior to the Closing Date, combined) financial statements fairly present in all material respects the consolidated (or, for periods or dates prior to the Closing Date, combined) financial condition, results of operations and cash flows of Consolidated Companies as at the end of, and for, such fiscal year in conformity with GAAP, consistently applied (it being understood that the foregoing requirement may be satisfied by delivery of a copy of Borrower's report on Form 10-K for the applicable fiscal year filled with the Commission);

          (c)  Auditor's Certificate; Compliance Certificate.  (i)  Concurrently
               ---------------------------------------------
     with the delivery of the financial statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants or the other covenants contained in Section 9.11, except as specified in such certificate; and

            (ii) At the time it furnishes each set of financial statements pursuant to paragraph (A) or (B) above, a certificate of a Responsible Officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Companies have taken and propose to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with Section 9.11(a) and (b) as of the end of the respective quarterly fiscal period or fiscal year;

            (d)  Other Financial Information.  Promptly upon delivery thereof
                 ---------------------------
     to the holders of any debt securities or the stockholders of the Borrower generally, copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which Borrower may make to or file with the Commission or any successor or analogous Governmental Authority;

          (e)  Interest Rate Certificates.  From and after the Trigger Date,
               --------------------------
     together with the financial statements delivered pursuant to clause (a) or
     (b) of this Section 9.01, an Interest Rate Certificate;

          (f)  Notice of Default.  Except with respect to any Default which
               -----------------
     would not cause a Material Adverse Effect, promptly after any executive or financial officer of Borrower knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and a description of the action that the Companies have taken and propose to take with respect thereto;

          (g)  Environmental Matters.  Written notice (i) of any Environmental
               ---------------------
     Claim materially affecting any Company or the operations of any Company and
     (ii) any notice from any Person of (w) the occurrence of any Release of any Hazardous Material that is reportable under any Environmental Law, (x) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material or (y) any matters relating to Hazardous Materials or Environmental Laws that, in each case set forth in
     (i) or (ii) hereof, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect;

          (h)  Auditors' Reports.  Promptly upon receipt thereof, copies of all
               -----------------
     annual, interim or special reports issued to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants;

          (i)  Borrowing Base Audits.  (1) Once during each six-month period
               ---------------------
     prior to the first anniversary of the Closing Date, and once per year thereafter and (2) at any time at the request of Administrative Agent if an Event of Default has occurred and is continuing, a report, the scope and cost of which shall be reasonably acceptable to the Lenders and Borrower (the reasonable cost and expense of which shall be for the sole account of Borrower), of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Accounts, Inventory and Rental Assets included in the Borrowing Base as at the end of a monthly accounting period;

          (j)  Borrowing Base Certificate.  As soon as available and in any
               --------------------------
     event within 30 days after the end of each monthly accounting period (ending on the last day of each calendar month) beginning with the monthly accounting period ending September 30, 2001, a Borrowing Base Certificate as of the last day of such accounting period; (if Borrower fails to deliver any such Borrowing Base Certificate within 30 days after the end of any such month, then the Borrowing Base shall be deemed to be $0 (provided,
                                                                   --------
     however, that no prepayment shall be required pursuant to Section 2.10(c)
     -------
     solely by reason of such deemed reduction) until such time as Borrower shall deliver such required Borrowing Base Certificate); Borrower shall notify Administrative Agent promptly upon becoming aware of any event or condition that could reasonably be expected to have a material adverse effect on the Borrowing Base;

          (k)  Annual Budgets.  As soon as practicable and in any event within
               --------------
     90 days after the beginning of each fiscal year of Borrower beginning December 31, 2001 a consolidated plan and financial forecast for such fiscal year, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Companies for such fiscal year and for each quarter of such fiscal year, together with an Officers' Certificate demonstrating pro forma compliance for such fiscal year with Section 9.11 and an explanation of the assumptions on which such forecasts are based and stating that such plan and projections have been prepared using assumptions believed in good faith by management of Borrower to be reasonable at the time made;

          (l) [Reserved]

          (m)  Notice of Material Adverse Effect.  Written notice of the
               ---------------------------------
     occurrence of any Material Adverse Effect or any event or condition which is reasonably likely to result in any Material Adverse Effect;

          (n)  ERISA Information.  Promptly upon the occurrence of any ERISA
               -----------------
     Event that, alone or together with any other ERISA Events that have occurred, could result in liability to the Companies in an aggregate amount exceeding $7,500,000, a written notice specifying the nature thereof, what action the Companies or other ERISA Entities have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

          (o)  ERISA Filings, Etc.  Upon request by Administrative Agent, copies
               ------------------
     of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Company from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request; and

          (p)  Miscellaneous.  Promptly, such financial and other information
               -------------
     with respect to any Company as Administrative Agent on behalf of any Creditor may from time to time reasonably request.

          9.02.  Litigation, Etc.  Borrower shall promptly give to
                 ---------------
Administrative Agent and each Lender notice of all Proceedings, and (except to the extent that any such notice would, in the reasonable opinion of Borrower, waive attorney client privilege) any material development therein, affecting any Company, except Proceedings which would not have a Material Adverse Effect.

          9.03.  Existence; Compliance with Law; Payment of Taxes; Inspection
                 ------------------------------------------------------------
Rights; Performance of Obligations; Etc.  Each Company shall (i) preserve and
---------------------------------------
maintain its legal existence and all of its material rights, privileges and franchises; provided, however, that nothing in this Section 9.03 shall prohibit
            --------  -------
any transaction expressly permitted under Section 9.06; (ii) except as would not have a Material Adverse Effect, comply with all Requirements of Law; (iii) except to the extent that any such failures, in the aggregate, would not result in a Material Adverse Effect, timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all Taxes imposed upon it or any of its Properties prior to the date on which any penalties attach thereto (except for any such Tax the payment of which is being contested in good faith and by proper proceedings diligently instituted and conducted and against which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; provided,
                                                                     --------
however, that any such tax imposed upon Collateral shall be contested in a
-------
manner that satisfies the Contested Collateral Lien Conditions); (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so would not have a Material Adverse Effect; (v) permit representatives of any Creditor during normal business hours and upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees, all to the extent reasonably requested by such Creditor (provided that unless an Event of Default shall have occurred and be continuing
 --------
all requests for any such examinations, meetings or discussions shall be coordinated through the Administrative Agent); (vi) upon reasonable notice, allow (with the presence of Borrower if Borrower so elects to participate) Administrative Agent and the Lead Arranger or any representative chosen by the Majority Lenders to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies at the request of Administrative Agent and the Lead Arranger or any representative chosen by the Majority Lenders, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; (viii) pay all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted under Section 9.07) upon any Property of any Company, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that that no claims
                                        --------  -------
referred to in this clause (viii) need be paid if (x) being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (y) the aggregate of all such failures to pay would not result in a Material Adverse Effect; provided,
                                                                    --------
further, however, that any such claim or change imposed or asserted against
-------  -------
Collateral shall be contested in a manner that satisfies the Contested Collateral Lien Conditions.

          9.04.  Insurance.  (A)  Each Company shall maintain in full force and
                 ---------
and effect insurance with respect to its Properties and business against at least such casualties and contingencies and of at least such types and in at least such amounts (with no greater risk retention) as are usually maintained, retained or insured against in the same general area by companies of established reputation of similar size and that are engaged in the same or a similar business. All such policies and programs shall be maintained with responsible and reputable insurers of companies engaged in similar businesses and owning similar property in the same general geographic areas in which such Company, as applicable, operates.

          (B) All policies of insurance required to be maintained by any Company must name Administrative Agent on behalf of the Creditors, as loss payee (in the case of property insurance and business interruption insurance) or additional insured (in the case of liability insurance), as applicable, and must provide that no cancellation, non-renewal or modification (including reduced coverage) of the policies will be made without thirty days' prior written notice by the applicable insurance carriers to Administrative Agent and if the insurance carrier shall have received written notice from Administrative Agent of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Company under such policies directly to Administrative Agent.

          (C) Borrower shall give prompt written notice of any loss in excess of $10,000,000 to the insurance carrier and to Administrative Agent.

          9.05.  Limitation on Lines of Business.  No Company shall directly
                 -------------------------------
or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted by the Companies as of the Effective Date and any other businesses reasonably related thereto.

          9.06.  Limitation on Fundamental Changes, Acquisitions or
                 --------------------------------------------------
Dispositions.  No Company shall, directly or indirectly, in a single
------------
transaction or series of transactions, (1) merge, consolidate or amalgamate with or into any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing), except that each of the
                                                   ------
following shall be permitted:

          (a) purchases, sales and Dispositions of Property and services in the ordinary course of business;

          (b) the pledge of the Collateral pursuant to the Security Documents and the incurrence of any Permitted Lien;

          (c) so long as no Default then exists or would arise therefrom, the merger, consolidation, dissolution or liquidation of (1) any Subsidiary with or into (i) Borrower so long as Borrower shall be the continuing or surviving entity or (ii) any Qualified Subsidiary so long as the continuing or surviving entity shall be a Qualified Subsidiary; and (2) any Non-Qualified Subsidiary with or into any other Non-Qualified Subsidiary;

          (d)  Dispositions by any Company to any other Company;

          (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business and the abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole; provided,
                                                                --------
     however, that in each case the proceeds thereof shall be reinvested in the
     -------
     business of a Company within one year of such Disposition;

          (f) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof; provided, however,
                                                              --------  -------
     that, in the case of any Foreign Subsidiary, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business and the aggregate amount of any such recourse shall (to the extent such recourse is required by GAAP to be included as Indebtedness on the consolidated balance sheet of Consolidated Companies) be included in the determination of Indebtedness for purposes of Section 9.08;

          (g) so long as no Event of Default then exists or would arise therefrom, any Disposition for fair market value so long as the net proceeds from all Dispositions does not exceed (i) $10,000,000 in any fiscal year or (ii) $25,000,000 in the aggregate after the Effective Date; provided, however, that the Net Available Proceeds therefrom shall be
     --------  -------
     applied as specified in Section 2.10(a)(iii);

          (h)  Acquisitions by any Company; provided, however, that each
                                            --------  -------
     Acquisition under this Section 9.06(h) shall satisfy each of the following conditions:

                 (i)   no Event of Default then exists or would arise therefrom;

                 (ii) after giving pro forma effect in accordance with GAAP to such Acquisition, Borrower shall be in compliance with all covenants set forth in Section 9.11 as of the Test Date immediately prior to the consummation thereof (assuming, for purposes of Section 9.11, that such Acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant measurement period for each financial covenant set forth in Section 9.11 ending on or prior to the date of such Acquisition, had occurred on the first day of such relevant measurement period);

                 (iii) the board of directors of the acquired Person shall not have indicated privately at the time of consummation of the Acquisition to any Company or publicly its opposition to the consummation of such Acquisition;

                 (iv) the Person or business acquired shall, after giving effect to such Acquisition, be merged or combined or consolidated with or into Borrower or a Subsidiary (so long as, with respect to Borrower, Borrower is the surviving Company) or shall be or become, after giving effect thereto, a Subsidiary;

                 (v) with respect to any Acquisition involving Acquisition Consideration of more than $10,000,000, Borrower shall have provided the Lenders not fewer than 15 days prior to the proposed closing thereof, with (1) written notice thereof and a brief description of the material terms thereof and a brief description of the business or Person to be acquired, (2) to the extent available to Borrower, historical financial statements for the last three fiscal years (or, if less, for the period of such Person's existence) of the Person or business to be acquired for the most recent interim period which are available, (3) copies of all available material documentation pertaining to such Acquisition, and (4) all such other available information and data relating to such Acquisition or the Person or business to be acquired as may be reasonably requested by the Lead Arranger or the Majority Lenders;

                 (vi) with respect to any Acquisition involving Acquisition Consideration of more than $10,000,000, Borrower shall have delivered to the Lead Arranger and the Lenders an Officers' Certificate at least five days prior to the date of consummation of such Acquisition (but in any event not earlier than a date which would result in the Test Date occurring on or immediately prior to the consummation of such Acquisition being more than 135 days prior to the date of consummation of such Acquisition) certifying that (1) such Acquisition complies with this Section 9.06(h) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Acquisition is not reasonably likely to have a Material Adverse Effect;

                 (vii) after giving effect to such Acquisition (including any incurrence of Indebtedness by the Companies in connection therewith), the Borrower shall thereupon have the ability to borrow not less than $20,000,000 in the form of a Revolving Loan pursuant to this Agreement;

                 (viii) the Acquisition Consideration for such Acquisition (other than any Acquisition Consideration consisting of Equity Interests (other than Disqualified Equity Interests) or proceeds from the issuance by Borrower of its Equity Interests (other than Disqualified Equity Interests)) (collectively, the "Equity Acquisition
                                                              ------------------
          Consideration") together with the aggregate amount of the Acquisition
          -------------
          Consideration (other than Equity Acquisition Consideration) for all Acquisitions effected pursuant to this Section 9.06(h) since the Effective Date, shall not exceed $30,000,000; and

                 (ix) with respect to any Acquisition (x) by a Qualified Company of Property of the type constituting Collateral or (y) of a Person required to become a Qualified Subsidiary, the Company making such Acquisition shall take all actions required pursuant to Sections
                                                                       --------
          9.12 and 9.13 hereof to make such Property or Person subject to the
          ----     ----
          Security Documents.

          (i)  transfers resulting from any Casualty Event; provided, however,
                                                            --------  -------
     that the Net Available Proceeds therefrom shall be applied as specified in
     Section 2.10(a)(i);

          (j) licenses or sublicenses by any Company of software, Intellectual Property and general intangibles and leases, licenses or subleases of other Property in the ordinary course of business, which do not materially interfere with the business of the Companies;

          (k) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of the Companies; and

          (l) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Cash Equivalents and
     (B) Investments made pursuant to clause (a) of the definition of Permitted Investments.

          No Company shall, unless consented to by the Majority Lenders, effect the Disposition of any Equity Interests of any Subsidiary unless in compliance with the foregoing provisions and unless all such Equity Interests owned by the Companies are sold pursuant thereto in accordance with the Credit Documents, upon which sale the Guarantee by such Subsidiary shall be automatically deemed to be released.

          Subject to Section 12.04, to the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Company), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and Administrative Agent shall take such actions as are appropriate in connection therewith.

          9.07.  Limitation on Liens and Negative Pledges.  No Company shall,
                 ----------------------------------------
directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, except for each of the following (which are herein collectively referred to as

"Permitted Liens"):
 --------- -----

          (a) Liens (including any Prior Liens) in existence on the Effective Date and identified in Schedule 9.07;
                            -------------

          (b)  Permitted Customary Liens;

          (c) Liens upon Property acquired after the Effective Date by any Company, which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) were created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided, however, that (1) no such Lien shall extend to or cover
              --------  -------
     any Property of any Company other than the Property so acquired and improvements thereon and proceeds thereof, (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired or constructed and (3) the Indebtedness secured by any such Lien is permitted by Section 9.08(f);

          (d) Liens existing on any Property at the time such Property is acquired or the owner thereof becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that
                                                        --------  -------
     (1) such Liens do not extend to any other Property of any Company and (2) any Indebtedness secured by any such Lien is permitted by Section 9.08(g);

          (e) Liens not otherwise permitted hereunder securing obligations of any Company at any time not exceeding (as to all of the Companies) in the aggregate $5,000,000;

          (f) Liens securing obligations under Swap Contracts with any Creditor to the extent such Swap Contract relates to the Loans and only so long as the Obligations are secured by the same collateral on at least a pari passu
                                                                      ---- -----
     basis;

          (g) Liens securing obligations in respect of Capital Leases solely on Property (including improvements thereto and the proceeds thereof) subject to such Capital Leases; provided, however, that such Capital Leases are
                             --------  -------
     permitted by Section 9.08(f);

          (h) Liens created under the Credit Documents securing the Obligations;

          (i) Liens securing Contingent Obligations permitted under clause (e) of the definition of Permitted Obligations not exceeding (as to all of the Companies) $8,000,000 in aggregate amount at any time outstanding;

          (j)  any extension, renewal or replacement of the foregoing; provided,
                                                                       --------
     however, that the Liens permitted by this Section 9.07(j) shall not cover
     -------
     any additional principal amount of Indebtedness or Property (other than like Property substituted for Property covered by such Lien); and

          (k) Liens securing obligations in respect of trade letters of credit permitted under Section 9.08(e) and clause (f) of the definition of "Permitted Obligations," provided, that such Liens shall not extend to any
                              --------
     Property other than the goods financed or paid for with such letters of credit, documents of title in respect thereof and proceeds thereof.

          Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07, (ii) specific Property to be sold pursuant to any Disposition or Excluded Disposition or (iii) specific Property subject to a lease under which a Company is the lessee, no Company will directly or indirectly enter into or suffer to exist any Contractual Obligation on or after the Effective Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, except pursuant to (1) the Credit Documents, (2) any other agreement that expressly allows and does not restrict in any manner (directly or indirectly) Liens created pursuant to the Credit Documents on Property of any Company (whether now owned or hereafter acquired) securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of Property of any Company to secure the Obligations, (3) any industrial revenue or development bonds (in which case, any prohibition or limitation shall only be effective against the Property financed or acquired thereby) or operating leases of Real Property and related personal property entered into in the ordinary course of business or (4) any agreement or instrument evidencing or governing any Indebtedness permitted under Section 9.08(b), (g) or (h).

          9.08.  Prohibition on Disqualified Capital Stock; Limitation on
                 --------------------------------------------------------
Indebtedness and Contingent Obligations.  No Company shall directly or
---------------------------------------
indirectly issue or permit to be outstanding any Disqualified Capital Stock. No Company shall, directly or indirectly, incur or suffer to exist any Indebtedness or any Contingent Obligation, except for each of the following:
                              ------

          (a)  Obligations (including the Guarantees) under the Credit
     Documents;

          (b) Indebtedness and Contingent Obligations outstanding on the Effective Date and listed in Schedule 8.22 and specified on Schedule 8.22
                                  -------------                  -------------
     as to remain outstanding after the Effective Date and refinancings thereof that do not increase the aggregate principal amount thereof;

          (c) Indebtedness and Contingent Obligations of any Company owing to any Company; it being understood that the aggregate principal amount of Indebtedness of all Non-Qualified Companies owing to all Qualified Companies permitted under this clause (c) (other than Indebtedness to the extent that the proceeds therefrom shall have been used to fund Permitted Acquisitions) that is outstanding at any one time shall not exceed $10,000,000 in the aggregate;

          (d) Contingent Obligations of any Company in respect of Indebtedness or other liabilities of any Company to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement and on substantially similar terms as such Indebtedness;

          (e)  Permitted Obligations;

          (f) Indebtedness and Contingent Obligations of the Companies secured by Liens permitted under Section 9.07(c) or (g) (and extensions, renewals or replacements thereof pursuant to Section 9.07(j)) not exceeding $5,000,000 in the aggregate at any time outstanding for the Companies collectively;

          (g) Indebtedness of a Person that becomes a Subsidiary after the Effective Date; provided, however, that (1) such Indebtedness existed at
                     --------  -------
     the time such Person became a Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such Person by Borrower no Event of Default shall have occurred and be continuing, and (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 9.08(g) shall not exceed $5,000,000 for all Subsidiaries;

          (h) Indebtedness of Foreign Subsidiaries, and Contingent Obligations of Foreign Subsidiaries in respect of such Indebtedness, in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

          (i) Indebtedness, if any, under any Swap Contract in respect of the Loans or Letters of Credit or otherwise entered into by the Companies to hedge against interest rate, currency exchange rate or commodity price risk, in each case arising in the ordinary course of business and not for speculative purposes; and

          (j) so long as no Event of Default exists at the time of incurrence thereof or would arise therefrom, Indebtedness and Contingent Obligations incurred by any Company not to exceed in the aggregate at any time outstanding $5,000,000.

          All intercompany debt owed by any Qualified Company to any Non-Qualified Company shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in Exhibit B hereto) to
                                                         ---------
the Obligations.

          9.09.  Limitation on Investments; Limitation on Creation of
                 ----------------------------------------------------
Subsidiaries.  (A)  No Company shall, directly or indirectly, make or permit
------------
to remain outstanding any Investments, except for each of the following:
                                       ------

          (a) Permitted Investments and Investments that were Permitted Investments when made;

          (b) (i) Investments in any Qualified Company or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary and (ii) Investments by any Non-Qualified Subsidiary in (A) any Company or (B) any Person not a Subsidiary if as a result thereof or in connection therewith such Person becomes a Subsidiary

     (provided that no Investment will be permitted in respect of any Subsidiary
      --------
     with respect to which Borrower has not complied with Section 9.20 to the extent that such Section 9.20 is applicable to such Subsidiary);

          (c)  Investments outstanding on the Effective Date and identified in

     Schedule 9.09 and, so long as no Default then exists or would arise
     -------------
     therefrom, any renewals, amendments and replacements thereof that do not increase the amount thereof;

          (d) advances, loans or extensions of credit by any Company to (1) officers, directors or employees of any Company and, in the case of loans and advances to finance the acquisition of common stock of Borrower, to immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors or legal representatives, (i) in the ordinary course of business for travel and entertainment or relocation expenses, (ii) made after the Effective Date for other purposes, not to exceed (as to Borrower and all its Subsidiaries) $2,000,000 in the aggregate outstanding at any time, plus the net cash proceeds received by Borrower since the Effective Date from the issuance or sale of Equity Interests of Borrower (including any Equity Rights in respect thereof) to any such Person, or (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 9.15, and (2) officers, directors or employees of any Company in connection with stock option, restricted stock or other similar plans so long as (x) such loans do not involve cash payments by any Company and (y) no Company incurs any obligations at any time to repurchase the stock so purchased;

          (e) additional Investments in any Non-Qualified Subsidiary of which, after giving effect to such Investments, not less than 51% of the Equity Interests are owned directly or indirectly by Borrower, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

          (f) Investments in any Non-Qualified Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary; provided, how-
                      --------  ----
     ever, that (1) other than with respect to any Subsidiary of which, after
     ----
     giving effect to such Investment, not less than 51% of the Equity Interests are owned directly or indirectly by Borrower, the amount of such Investments made pursuant to this clause (f) shall not exceed $10,000,000 in the aggregate outstanding at any time, (2) no such Investment shall be permitted which individually or in the aggregate would result in all or any substantial part of the assets of the Qualified Companies being transferred to Non-Qualified Subsidiaries, and (3) all such Investments shall be evidenced by Intercompany Notes, which shall be pledged to Administrative Agent pursuant to the Security Agreement;

          (g) the ownership of Equity Interests of any Subsidiary existing on the Effective Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

          (h) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any Disposition; provided, however, that (1) the aggregate amount of such non-
                  --------  -------
     cash consideration received in connection with any such Disposition shall not exceed 25% of the total consideration received in connection with such Disposition, (2) such non-cash consideration is pledged pursuant to the appropriate Security Document (other than if received by any Foreign Subsidiary), and (3) the aggregate amount of such Investments made and outstanding at any time shall not exceed $5,000,000 (without giving effect to any write-downs or write-offs thereof);

          (i) so long as no Event of Default then exists or would arise therefrom, Investments consisting of or made in order to consummate Permitted Acquisitions;

          (j)  Swap Contracts permitted under Section 9.08(i); and

          (k) so long as no Event of Default then exists or would arise therefrom, Investments not otherwise permitted by this Section 9.09 in an aggregate amount outstanding at any time not to exceed $5,000,000 for all Companies.

          (B) No Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld; provided, however, that (1) the
                                            --------  -------
provisions of this Section 9.09(B) shall not require the Majority Lenders' consent for (I) the creation or acquisition of direct or indirect Wholly Owned Subsidiaries so long as Section 9.20 is complied with at the time of formation or acquisition thereof and such creation or acquisition is otherwise permitted under Section 9.09(A) and (II) the creation or acquisition of any Subsidiary which is not a Wholly Owned Subsidiary so long as the Investment made in connection therewith complies with Section 9.09(A) and so long as Section 9.20 is complied with at the time of formation or acquisition thereof; and (2) all Investments in any Subsidiary, including in connection with the creation or acquisition thereof, must comply with Section 9.09(A).

          9.10.  Limitation on Dividend Payments.  No Company shall, directly or
                 -------------------------------
indirectly, declare or make any Dividend Payment at any time, except, without
                                                              ------
duplication:

          (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary and to minority interest holders in such Subsidiary if made on a pro rata basis to all holders of Equity Interests of the
               --- ----
     applicable class in such Subsidiary at the same time except that no Qualified Subsidiary may make any Dividend Payment to any Non-Qualified Subsidiary;

          (b)  the making of the Special Dividend Payment; and

          (c) so long as no Event of Default has occurred and is continuing or would arise therefrom:

               (i) repurchases of Equity Interests of Borrower in an amount not to exceed $20,000,000 in the aggregate after the Effective Date;

               (ii) Dividend Payments to redeem Equity Interests (other than Disqualified Capital Stock) held by current or former employees, officers or directors of any Company (or their estates or beneficiaries of their estates) upon the death, disability, retirement or termination of employment or directorship, as the case may be, pursuant to any employment agreement, management equity subscription agreement, restricted stock plan, stock option agreement or other similar arrangements; provided, however, that the aggregate cash
                                --------  -------
          consideration paid, or distributions made, pursuant to this clause (c)
          (ii) shall not exceed $2,000,000 in any fiscal year ending after the Effective Date; and

               (iii) redemption of options or warrants in connection with the "cashless exercise" thereof.

          9.11.  Financial Covenants.
                 -------------------

          (a)  Maximum Total Leverage Ratio.  The Total Leverage Ratio shall
               ----------------------------
not, as of any Test Date occurring during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

                        Period                                    Ratio
                        ------                                    -----
          Closing Date to December 31, 2002                      2.25 to 1.0
          January 1, 2003 to December 31, 2004                   2.00 to 1.0
          January 1, 2005 to Final Maturity Date                 1.75 to 1.0

          (b)  Minimum Consolidated EBITDA.  Consolidated EBITDA shall not for
               ---------------------------
the previous four consecutive fiscal quarters most recently ended as of any Test Date occurring during any period set forth in the table below, be less than the amount set forth opposite such period in the table below:

                    Period                         EBITDA
                    ------                         ------
                    Closing Date-                 $115,000,000
                    December 31, 2001

                    January 1, 2002-               100,000,000
                    March 31, 2002

                    April 1, 2002-                 100,000,000
                    June 30, 2002

                    July 1, 2002-                  105,000,000
                    September 30, 2002

                    October 1, 2002-               115,000,000
                    December 31, 2002

                    January 1, 2003-               117,000,000
                    March 31, 2003

                    April 1, 2003-                 120,000,000
                    June 30, 2003

                    July 1, 2003-                  120,000,000
                    September 30, 2003

                    October 1, 2003-               122,000,000
                    December 31, 2003

                    January 1, 2004-               125,000,000
                    March 31, 2004

                    April 1, 2004-                 128,000,000
                    June 30, 2004

                    July 1, 2004-                  130,000,000
                    September 30, 2004

                    October 1, 2004-               133,000,000
                    December 31, 2004

                           2005                    143,000,000

                           2006                    152,000,000

                           2007                    160,000,000

          (c)  Limitation on Capital Expenditures.
               ----------------------------------


          (A) No Company shall, directly or indirectly, permit the aggregate amount of all Capital Expenditures made by the Companies in any fiscal year (not including the additional Capital Expenditures permitted by Section 9.11(c)(B)) to exceed, for the fiscal year ending on (1) December

31, 2001, $100,000,000, (2) December 31, 2002, $100,000,000, (3) December 31,
2003, $105,000,000 and (4) December 31, 2004 and for each fiscal year thereafter, $110,000,000.

          (B) If actual Consolidated EBITDA for any fiscal year exceeds the minimum Consolidated EBITDA set forth in Section 9.11(b) for such fiscal year (such excess, the "Excess EBITDA"), the Companies shall be permitted to make
                   -------------
additional Capital Expenditures in respect of Rental Assets only (the "Additional Rental Capex") in the applicable amounts set forth in the following
------------------------
table:

If Excess EBITDA is:                                  The Additional Rental Capex amount is:
-------------------                                   -------------------------------------
$5,000,000 or over but not over $15,000,000           50% of the Excess EBITDA over $5,000,000

Over $15,000,000 but not over $25,000,000             $5,000,000 plus 75% of the Excess EBITDA
                                                      over $15,000,000

Over $25,000,000                                      $12,500,000 plus 100% of the Excess EBITDA
                                                      over $25,000,000

          (C) If, with respect to any fiscal year, the amount permitted to be expended by the Companies on Capital Expenditures pursuant to clause (A) of this
Section 9.11(c) (such amount, the "Base Amount") for such year exceeds the
                                   -----------
amount actually expended by the Companies in such year in respect of Capital Expenditures (not including amounts spend on Capital Expenditures permitted by the immediately preceding clause (B)), then such excess (up to an amount not to exceed the Applicable Percentage of the Base Amount (the "Carryover")) shall be
                                                          ---------
applied to increase the maximum amount permitted to be spent by the Companies in respect of Capital Expenditures in the next succeeding (but not any other) fiscal year; provided, however, that in determining the amount of Carryover for
             --------  -------
any fiscal year, the amount expended in respect of Capital Expenditures shall first be deemed to be from the amount allocated to such fiscal year before giving effect to any Carryover.

          9.12.  Additional Security; Landlord Consents.  (a)  If any Company
                 --------------------------------------
(other than any Excluded Subsidiary or any Foreign Subsidiary) shall acquire any Property after the Closing Date (other than (x) any Real Property, automobiles or Property expressly excluded from the Security Agreement and (y) any Property subject to a Lien expressly permitted by Section 9.07 solely to the extent that such Lien or the obligations secured thereby expressly prohibit the pledge of the Property subject to such Lien) as to which Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to Administrative Agent such amendments to the Security Documents or such other documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to Administrative Agent, for the benefit of the Lenders, a perfected security interest in such Property, subject only to Permitted Liens, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by Administrative Agent.

          (b) At its own expense, Borrower shall request, and use reasonable best efforts (it being understood that such efforts shall not include the payment of money or the agreement to material concessions) to obtain, (i) a consent (the "Landlord Consents"), substantially in the form of Exhibit K or
              -----------------                                 ---------
such other form as may be reasonably satisfactory to Administrative Agent, from the landlord of each Real Property listed in Schedule 9.12(C), copies of which
                                             ----------------
consent, if obtained, shall be delivered to Administrative Agent by the Effective Date or as soon as practicable thereafter and (ii) prior to entering into a lease of a facility in which at least $5,000,000 of Inventory is, or is expected to be, located on or after the Effective Date, a consent, substantially in the form of Exhibit K or such other form as may be reasonably satisfactory to
               ---------
Administrative Agent, from each landlord of any such facility.

          (c) The costs of all actions taken by the parties in connection with this Section 9.12, including reasonable costs of counsel for Administrative Agent, shall be paid by the Obligors promptly following written demand.

          9.13.  Security Interests; Further Assurances.  (a)  Each Qualified
                 --------------------------------------
Company shall, promptly, upon the reasonable request of Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Permitted Collateral Liens, or obtain any consents as may be necessary or appropriate in connection therewith. Each Qualified Company shall deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Qualified Company shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.

          (b) At the request of Administrative Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to Administrative Agent, each Obligor shall legend its Accounts, Instruments and the other books, records and documents of such Obligor evidencing or pertaining to its Accounts with an appropriate reference to the fact that such Accounts have been pledged to Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein.

          9.14.  Compliance with Environmental Laws.  Each Company shall (a)
                 ----------------------------------
comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do any of the foregoing would not have a Material Adverse Effect; and (b) in the event of any Hazardous Material at, on, under or emanating from any Real Prop-
erty which could result in liability under or a violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect, undertake, and/or cause any of its respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such condition; provided, however, that no
                                               --------  -------
Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          9.15.  Limitation on Transactions with Affiliates and Related Persons.
                 --------------------------------------------------------------
No Company shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger, Acquisition or other consolidation), with or for the benefit of any Affiliate or any Related Person (an "Affiliate Transaction") unless such Affiliate Transaction is
            ---------------------
otherwise not prohibited under this Agreement and is (i) between or among Companies, (ii) between or among a Company (on the one hand) and one or more Wholly Owned Subsidiaries, or (iii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate, except that, notwithstanding the foregoing, each of the following shall be
------
permitted: (a) loans or advances to employees permitted by Section 9.09 and Dividend Payments permitted by Section 9.10; (b) fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (c) transactions and agreements in existence on the Effective Date and listed in
Schedule 9.15 (as such agreements are in effect on the Effective Date, the
-------------
"Existing Affiliate Agreements") and any amendment thereto that is not
------------------------------
disadvantageous to the Lenders in any material respect; and (d) any employment agreements entered into by any Company in the ordinary course of business.

          9.16.  Limitation on Accounting Changes; Limitation on Investment
                 ----------------------------------------------------------
Company Status.  No Company shall make or permit any change in (i) accounting
--------------
policies or reporting practices, except immaterial changes and except as required or permitted by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

          9.17.  Limitation on Modifications of Certain Documents, Etc.  No
                 -----------------------------------------------------
Company shall, directly or indirectly, consent to any modification, supplement, waiver or termination of, or amend, in any manner which could reasonably be expected to be materially adverse to the Lenders, or result in a Material Adverse Change, any of the provisions of any Organic Document.

          9.18.  Interest Rate Protection Agreements.  Within 90 days after
                 -----------------------------------
the Closing Date, Borrower shall enter into Interest Rate Protection Agreements designed to protect Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of Term B Facility Loans for a period of at least 36 months from the Closing Date with counterparties reasonably satisfactory to the Lead Arranger and the Administrative Agent.

          9.19.  Limitation on Certain Restrictions Affecting Subsidiaries.  No
                 ---------------------------------------------------------
Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company, except that each of
                                                             ------
the following shall be permitted (i) any such encumbrances or restrictions existing on the Effective Date and described on Schedule 9.19 or existing under
                                                -------------
or by reason of (x) applicable Law, or (y) the Credit Documents, (ii) restrictions on the transfer of Property subject to a Permitted Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, (iv) restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement and (v) customary restrictions contained in any agreement or instrument evidencing or governing Indebtedness permitted under Section 9.08(h), which restrictions are applicable solely to the Foreign Subsidiary or Foreign Subsidiaries liable with respect to such Indebtedness.

          9.20.  Additional Obligors.  Upon any Company (other than any Excluded
                 -------------------
Subsidiary or any Foreign Subsidiary) creating or acquiring any Subsidiary after the Effective Date, such Company shall, within 30 days after such creation or acquisition, (i) cause each such Subsidiary that is a Wholly Owned Subsidiary (other than any Excluded Subsidiary or any Foreign Subsidiary) to execute and deliver all such agreements, guarantees, documents and certificates (including a Joinder Agreement and any amendments to the Credit Documents) as Administrative Agent or the Majority Lenders may reasonably request and do such other acts and things as Administrative Agent or the Majority Lenders may reasonably request in order to have such Subsidiary become a Guarantor, (ii) promptly, (I) execute and deliver to Administrative Agent such amendments to the Security Documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Creditors, a perfected first priority security interest in the Equity Interests and debt securities of such new Subsidiary which are owned by any Company (other than any Excluded Subsidiary or any Foreign Subsidiary) and required to be pledged pursuant to the Security Agreement (it being understood that no Company shall be required to pledge the voting Equity Interests of any Foreign Subsidiary other than the voting Equity Interests of a "first tier" Foreign Subsidiary which do not comprise more than 65% of the voting Equity Interests of such Foreign Subsidiary), (II) deliver to Administrative Agent the certificates, if any, representing such Equity Interests and debt securities, (A) in the case of such Equity Interests, together with undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank or together with instruments of transfer or assignment in blank, in each case executed and delivered by a Responsible Officer of Borrower or such Subsidiary, as the case may be, (III) cause such new Subsidiary (other than any Excluded Subsidiary or any Foreign Subsidiary) to take such actions necessary or advisable (including executing and delivering a Joinder Agreement) to grant to Administrative Agent for the benefit of the Creditors a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by Administrative Agent, and (IV) deliver to Administrative Agent all legal opinions reasonably requested relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent.

          9.21.  Customer Rental Agreements.  The Companies agree to use all
                 --------------------------
commercially reasonable efforts to ensure that each rental and/or lease agreement used in connection with the lease or rent of the Rental Assets to their customers contains provisions permitting the Companies to assign their rights and obligations thereunder to Administrative Agent on behalf of the Creditors and does not contain provisions that allow such customers to terminate their obligations thereunder upon any actual or threatened insolvency of any Company.

          Section 10.  Events of Default.  If one or more of the following
                       -----------------
events (herein called "Events of Default") shall occur and be continuing:
                       -----------------

          (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan or Reimbursement Obligation, or (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

          (b) (i) Any Company shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $7,500,000 or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or (ii) any Company fails to perform or observe any other term, condition or covenant, or any other event shall occur or condition exist under any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $7,500,000 or more if the effect of such event (after giving effect to any consents or waivers relating thereto) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (without further notice or passage of time), such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, provided, however, that this
                                               --------  -------
     subsection (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

          (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Company or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.05 through 9.11, 9.15 or 9.17 through 9.20; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the L/C Documents and such default shall continue unremedied for a period of at least thirty days after written notice thereof to such Obligor and Borrower by Administrative Agent or the Majority Lenders; or

          (e) Any Company (other than an Excluded Subsidiary) shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Company (other than an Excluded Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consent to any Insolvency Proceeding with respect to itself, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 60 days, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) Any Insolvency Proceeding is commenced or filed against any Company (other than an Excluded Subsidiary), or and either (1) such proceeding or petition shall not be dismissed, within 60 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by such Company; (ii) any Company (other than an Excluded Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Company (other than an Excluded Subsidiary) acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or

          (h) A final judgment or judgments for the payment of money in excess of $7,500,000 in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company (other than an Excluded Subsidiary) and the same shall not be discharged (or provision which results in a stay of execution shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, is reasonably likely to result in liability of any Company in an aggregate amount exceeding $7,500,000; or

          (j)  Any Change of Control shall occur; or

          (k) Any Security Document after delivery thereof by any Obligor at any time shall cease to be in full force and effect, or cease to give Administrative Agent the Liens, rights, powers and privileges purported to be created thereby with respect to a material portion of the Collateral, in favor of Administrative Agent on behalf of the Creditors, superior to and prior to the rights of all third Persons except as expressly permitted by the applicable Security Document or any Company fails to comply with or to perform any material obligation or agreement under any Security Document within ten days after being requested by Administrative Agent or any Lender; or

          (l) Any Guarantee ceases to be in full force and effect (other than in connection with the release thereof authorized by Section 9.06) or any of the Guarantors repudiates, or attempts to repudiate, any of its obligation under any of the Guarantees; or

          (m) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceeding shall be commenced by any Company seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Qualified Company shall repudiate or deny in writing that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

          (n) Any non-monetary judgment, order or decree is entered against any Company which has a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to the Borrower, Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, Borrower agrees, that upon the occurrence and during the continuance of any Event of Default it shall, if requested by Administrative Agent or the Majority Revolving Lenders through Administrative Agent (and, in the case of any Event of Default referred to in clause (e), (f) or (g) of this
Section 10 with respect to the Borrower, forthwith, without any demand or the taking of any other action by Administrative Agent or such Lenders) provide cover for the L/C Liabilities by paying to Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn available amount of all Letters of Credit, which funds shall be held by Administrative Agent in the Collateral Account as collateral security in the first instance for the L/C Liabilities and be subject to withdrawal only as provided in the Security Agreement.

          Section 11.  Agents.
                       ------

          11.01.  General Provisions.  Each of the Lenders, Agents and L/C
                  ------------------
Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and of the Security Documents, together with such actions and powers as are reasonably incidental thereto. Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Obligor).

          Each Lender or other financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such Lender or other financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or Affiliate thereof as if it were not such Agent hereunder.

          Notwithstanding any provision to the contrary elsewhere in this Agreement, (A) the Lead Arranger and the Syndication Agent shall not have any duties or obligations, except as expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the Transaction Documents or otherwise exist against the Lead Arranger or Syndication Agent and (B) Administrative Agent shall not have any duties or obligations, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the Transaction Documents or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 12.04), and
(c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 12.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein,
(iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than (A) to confirm receipt of items expressly required to be delivered to such Agent or (B) to make a determination that any condition precedent set forth in Section 7 that is to be to such Agent's satisfaction is satisfied.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Person in whose name any Note is registered on the Register as the owner thereof for all purposes. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders or such other number or percentage of the Lenders as shall be required by Section 12.04) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release Administrative Agent from performing any action with respect to Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The
                                                      ---------------
exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the L/C Lenders (with respect to Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the L/C Lenders, appoint a successor Agent which shall be a Lender, an Affiliate of a Lender or a bank with an office in New York, New York, or an Affiliate of any such bank which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent shall be deemed a trustee or other fiduciary on behalf of any party.

          11.02.  Indemnification.  Each Lender agrees to indemnify and hold
                  ---------------
harmless each Agent (to the extent not reimbursed under Section 12.03, but without limiting the obligations of any Obligor under Section 12.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Reimbursement Obligations held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Obligors are obligated to pay under Section 12.03, [and including also any payments under any indemnity granted pursuant to Section 18 of the Security Agreement, or to any Financial Intermediary referred to in Section 9 of the Security Agreement to which remittances in respect of Receivables, as defined in the Security Agreement, are to be made] but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that
                                                        --------  -------
no Lender shall be liable for any of the foregoing to the extent resulting from the gross negligence, bad faith or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

          11.03.  Consents Under Other Credit Documents.  Except as otherwise
                  -------------------------------------
provided in the Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

          11.04.  Collateral Sub-Agents.  Each Lender by its execution and
                  ---------------------
delivery of this Agreement agrees, [as contemplated by Section 9(g) of the Security Agreement,] that, in the event it shall hold any Cash Equivalents referred to therein, upon the written request of Administrative Agent following the occurrence and during the continuance of an Event of Default and the execution and delivery by Administrative Agent, such Lender and the applicable Obligor of a mutually acceptable control agreement with respect to such Cash Equivalent (it being understood that no Lender is obligated to enter into any such control agreement), such Cash Equivalents shall be held in the name and under the control of such Lender, and such Lender shall hold such Cash Equivalents as a collateral sub-agent for Administrative Agent thereunder. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing. In such event, such Lender acting in the capacity of a sub-agent shall be afforded all protections set forth in Section 11 as if acting as Administrative Agent with respect to such holdings. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, except as set forth in Section 4.07 hereof, no Lender (other than Administrative Agent acting in such capacity) which is acting as a Financial Intermediary (as defined in the Security Agreement) with respect to any Financial Account Collateral (as defined in the Security Agreement) shall have any duty or obligation (whether express or implied) to the other Lenders in respect of such Financial Account Collateral or the disposition thereof unless such Lender, Administrative Agent and the applicable Obligor have entered into a Financial Account Consent Agreement (as defined in the Security Agreement) or other control or similar agreement with respect to such Financial Account Collateral (it being understood that no Lender shall have any obligation to enter into any such agreement).

          Section 12.  Miscellaneous.
                       -------------

          12.01.  Waiver.  No failure on the part of any Creditor to exercise
                  ------
and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02.  Notices.  All notices, requests and other communications
                  -------
provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall, except to the extent otherwise expressly provided herein or therein, be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or with respect to any Guarantor, as so specified for Borrower) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

          12.03.  Expenses, Indemnification, Etc.  (a)  Borrower agrees,
                  ------------------------------
subject to Section 7 of the Commitment Letter,  to pay or reimburse:

          (i) subject to the limitations contained in the Commitment Letter, Agents for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel or single other counsel to Agents selected by Agents in place of Cahill Gordon and Reindel (and all local counsel reasonably deemed necessary by Agents)) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder, (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the syndication of the Loans and Commitments;

          (ii) each Creditor for all reasonable out-of-pocket costs and expenses of such Creditor (including the reasonable fees and expenses of external legal counsel) in connection with (1) any enforcement or collection proceedings resulting from any Event of Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other similar negotiations or proceedings (whether or not the workout, restructuring or similar transaction contemplated thereby is consummated), (2) the enforcement of this Section 12.03 and (3) any documentary taxes; and

          (iii) Administrative Agent for all reasonable costs, expenses, taxes, assessments and other charges (including reasonable fees and disbursements of counsel) incurred in connection with (1) any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein or (2) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.

          (b) Borrower hereby agrees to indemnify each Creditor and its respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against any and all
           ----------
Losses incurred by any of them (including any and all Losses incurred by any Agent or L/C Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to any Proceeding arising out of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents (including the Transactions), any breach by any Company of any representation, warranty, covenant or other agreement contained in any Credit Document in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), including all amounts payable by any Lender pursuant to Section 11.02, but excluding any such Losses to the extent finally determined by a court of competent jurisdiction to have arisen from the gross negligence, bad faith or willful misconduct of the Indemnitee.

          Without limiting the generality of the foregoing, Borrower, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided,
                                                                      --------
however, that the indemnity hereunder shall be subject to the exclusions from
-------
indemnification set forth in the preceding sentence.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          The Obligors agree, to the fullest extent permitted under applicable law, that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in any Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

          The Obligors agree that, without the prior written consent of Administrative Agent, Syndication Agent and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          12.04.  Amendments, Etc.  (i)  No provision of any Credit Document
                  ---------------
may be amended, modified or supplemented except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders, and no provision of any Credit Document may be waived except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders; provided, however,
                                                         --------  -------
that:

          (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Lender or by Administrative Agent acting with the written consent of each Lender (or signed by, or with the consent of, each Lender having an Obligation directly affected thereby, in the case of clauses (I), (II) or (III) (it being understood that the consent of no other Lender or Agent is needed in each such case)): (I) extend the scheduled final maturity of any Loan or Note, or extend the expiration date of any Letter of Credit beyond the R/C Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon (other than in connection with the extension of any scheduled payment hereunder otherwise permitted hereby), or reduce the principal amount thereof, or make any change to the definition of Applicable Margin or Applicable Revolving Credit Fee Percentage (or Schedule 1.01(a), (b) or
                                                    ----------------  ---
     (c)) if the effect thereof would be to reduce the rate of interest or any
     ---
     fee applicable to any Loan or Commitment from that previously in effect (it being understood that any increase in the rate of interest or fee applicable to any Loan or Commitment only requires the consent of the Majority Lenders), or reduce the Reimbursement Obligation in respect of any Letter of Credit, (II) extend the final maturity of any of the Commitments or amend Section 2.04(a), (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.04, the exception contained in the first sentence of Section 12.05(a), Section 4.02, 4.07 or 11.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood, however, that only the consent of the Lenders included in such percentage need be obtained),
     (VI) release any Guarantors whose aggregate assets as of the last day of the most recent fiscal period for which financial statements shall have been delivered shall exceed 5% of the consolidated assets of the Companies as of such date or whose aggregate revenue for the period of four fiscal quarters ending on such day shall exceed 5% of the consolidated revenue of the Companies for such period from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document (except that in a transaction permitted by Section 9.06 resulting in any Obligor (except Borrower) assigning its rights and obligations under the Credit Documents to any other Obligor no consent of any Lender or Agent need be obtained) or (VIII) release all or substantially all of the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all of the Collateral (except as permitted by the Credit Documents);

          (b) no such amendment or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender);

          (c)  any modification or supplement of or waiver with respect to
     Section 11 which affects any Agent in its capacity as such shall require the consent of such Agent;

          (d) no consent of any Lender need be obtained, and Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any disposition permitted by the Credit Documents and to release any Guarantee of a Subsidiary upon the sale of all of the Equity Interests of such Subsidiary in accordance with the Credit Documents;

          (e) subject to clause (a)(I) of this proviso to this Section 12.04(i), the consent of Lenders holding not less than a majority of the then outstanding Loans under the Term B Facility (but no other Lender or Agent) shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment;

          (f) no modification, supplement or waiver shall alter the provisions of the first paragraph of Section 2.10(b) in a manner that would reduce the proportion of any prepayment under Section 2.10(a) to be allocated to any Tranche or the order of application between the Tranches or the order of application to Loans within a Tranche, in each case without the consent of the Requisite Tranche Lenders of the Tranche proposed to be allocated a lesser prepayment or to have its order of priority changed or have the order of application within such Tranche changed as a result thereof (it being understood that the increase of any Tranche or the addition of a new tranche of credit that is afforded substantially the same rights under
     Section 2.10(b) as the Tranches of the same type are then treated under
     Section 2.10(b) shall only require the consent of the Majority Lenders);

          (g) no reduction of the percentage specified in the definition of "Majority Revolving Lenders" shall be made without the consent of each Revolving Lender (it being understood that no consent of any other Lender or Agent is needed);

          (h) no reduction of the percentage specified in any subclause of the definition of "Requisite Tranche Lenders" shall be made without the consent of each Lender of the Tranche contemplated by such subclause (it being understood that no consent of any other Lender or Agent is needed);

          (i) no amendment or waiver shall affect the rights or duties of any L/C Lender in its capacity as such or alter the obligation of any Revolving Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of such L/C Lender;

          (j) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.12 or Section 9.20; and

          (k) no amendment or waiver shall make any change to Section 2.01(d) or the definitions of "Swing Loan Commitment," "R/C Termination Date" or "Swing Loans" or the "Swing Loan Notes" without the consent of the Swing Loan Lender.

          (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by
Section 12.04(i)(a), the consent of the

Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace one or more of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination.

          (iii) Notwithstanding anything herein to the contrary, (A) with the consent of the Majority Lenders, other additional commitments and extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders, Majority Revolving Lenders and Requisite Tranche Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Effective Date, and (B) it is agreed and understood that, subject to clause
(f) of Section 12.04(i), any prepayment required by Section 2.10 may be modified, supplemented or waived by the Majority Lenders.

          (iv) In the case of any waiver, the Obligors, the Lenders and Administrative Agent shall be restored to their former position and rights hereunder and under the other Transaction Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          12.05.  Successors and Assigns.  (a) The provisions of this Agreement
                  ----------------------
shall be binding upon and inure to the benefit of the parties hereto and the Agents and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Agents their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and the Lenders and, to the extent expressly contemplated by Section 12.03(b), the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. It is expressly acknowledged and agreed that each Agent that is not a party to this Agreement in its capacity as such is a third party beneficiary hereto to the extent of the rights of such Agent set forth herein.

          (b) Any Lender may, with the written consent of Administrative Agent, the Lead Arranger and, unless an Event of Default shall have occurred and be continuing, Borrower (which consent (x) shall not be unreasonably withheld or delayed and (y) shall not be required in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender or in connection with a transfer of all or substantially all of the assets of a Lender), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in
                                                   --------
the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, and, if such assigning Lender shall be assigning less than all of its Commitments and Loans pursuant to such assignment, the aggregate amount of the Commitments and principal outstanding balance of Loans retained by such assigning Lender (determined in each case as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall not be less than $1,000,000, unless each of Administrative Agent, the Lead Arranger and Borrower otherwise consent, (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among Term B Facility Loans and Revolving Loans on a non-pro rata
                                                                 --- --- ----
basis, and (iii) the parties to each assignment shall execute and deliver to Administrative Agent and the Lead Arranger an Assignment and Acceptance, together (other than in the case of any assignment by Merrill Lynch Capital Corporation or any of its Affiliates) with a processing and recordation fee of $2,000 and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent and the Lead Arranger information it may reasonably require. Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Notice of Assignment, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Notice of Assignment have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Notice of Assignment, be released from its obligations under this Agreement (and, in the case of a Notice of Assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 12.06). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

          (c) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Glastonbury, Connecticut, a copy of each Notice of Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may, without the consent of, or notice to Borrower or Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations
    -----------
under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this
                    --------
Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this

Agreement; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.04(i)(a)(I), (II), (III), (VI) or
(VIII) that affects such Participant. Subject to paragraph (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of
Section 5.01 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 4.07 be subject to such Section 4.07 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.06 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 5.06(b) as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or
                                       --------
assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          12.06.  Survival.  The obligations of the Obligors under Sections
                  --------
5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under Section 6.03 (unless such Guarantor shall have been released pursuant to Section 9.06 or with the consent of the Majority Lenders (or, to the extent required pursuant to Section 12.04, all of the Lenders)), and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or L/C Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes, if any, and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

          12.07.  Captions.  The table of contents and captions and section
                  --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.08.  Counterparts; Interpretation; Effectiveness.  This Agreement
                  -------------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agree-ment, the Fee Letter and Administrative Agent's Fee Letter constitute the entire contract among the parties hereto and thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter, the provisions of the second paragraph of Section 2 of the Commitment Letter and the limitations contained in Section 7 of the Commitment Letter, which are not superseded. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart covered in Section 7.01 of this Agreement. Upon the effectiveness of this Agreement, all commitments to provide any financing pursuant to the Commitment Letter shall automatically and permanently terminate.

          12.09.  Governing Law; Submission to Jurisdiction; Waivers; Etc.
                  -------------------------------------------------------
(a) Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), without regard to principles of conflicts of laws thereof not contained in such Sections 5-1401 and 5-1402 (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (II) consents that any such Proceeding may be brought in any such court; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth on the signature page hereto or at such other address of which Administrative Agent shall have been notified pursuant thereto; and (V) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) EACH OBLIGOR, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

          12.10.  Confidentiality.  Each Lender agrees to keep information
                  ---------------
obtained by it pursuant to the Credit Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated hereby and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature thereof or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 12.10, such Lender being liable for any breach of confidentiality by any Person described in this clause (a) and with respect to disclosures to Affiliates to the extent disclosed by such Lender to such

Affiliate), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from a Person not an Affiliate of such Lender and not known to such Lender to be violating a confidentiality obligation by such disclosure, (c) to the extent disclosure is required by any Law, subpoena or judicial order or process (provided that notice
                                                            --------
of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 12.10, (f) to the extent required in connection with any litigation between any Obligor and any Creditor with respect to the Loans or any Credit Document or (g) with Borrower's prior written consent.

          12.11.  Independence of Representations, Warranties and Covenants.
                  ---------------------------------------------------------
The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

          12.12.  Severability.  Wherever possible, each provision of this
                  ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          12.13.  No Reliance on Margin Stock.  Each Lender and each L/C
                  ---------------------------
Lender represents to each Agent and each of the other Lenders and L/C Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              IMAGISTICS INTERNATIONAL INC.

                              By: ____________________________________________
                                  Name:
                                  Title:


                             Address for Notices:  MSC 17-01
                                                   100 Oakview Drive
                                                   Trumbull, CT  06611-4724


                             Contact Person:  Mark S. Flynn


                             Telecopier No.:  (203) 365-2353


                             Telephone No.:  (203) 365-2352

                              GUARANTORS
                              ----------

                              Each as a Guarantor and Pledgor

                              By: ____________________________________________
                                  Name:
                                  Title:

                              FLEET CAPITAL CORPORATION,
                               as Administrative Agent and as a Lender

                              By: ____________________________________________
                                  Name:
                                  Title:


                              Address for Notices:

                                200 Glastonbury Boulevard
                                Glastonbury, Connecticut  06033

                                Attention:

                                Telecopier No.:
                                Telephone No.:

                              LENDERS
                              -------

                              MERRILL LYNCH CAPITAL CORPORATION,
                                 as a Lender

                              By:_______________________________
                                 Name:
                                 Title:

                              Lending Office for all Loans:

                              World Financial Center
                                 c/o Merrill Lynch & Co.
                                 North Tower - 7th Floor
                                 250 Vesey Street
                                 New York, New York  10281-1307

                                 Address for Notices:

                                 World Financial Center
                                 c/o Merrill Lynch & Co.
                                 North Tower
                                 250 Vesey Street
                                 New York, New York  10281-1316
                                 Attention:  [         ]

                              Telecopier No.: (212) 449-[      ]
                              Telephone No.:  (212) 449-[      ]

                              [NAME],
                               as a Lender

                              By:_______________________________
                                 Name:
                                 Title:

                              Lending Office for all Loans:


                                Attention:

                                Telecopier No.:

                              Address for Notices:


                                Attention:


                                Telecopier No.:
                                Telephone No.:

                                    ANNEX A
                                    -------

                                  COMMITMENTS

                                                         Allocation
-----------------------------     --------------------------------------------------------
                                   Revolving           Term B Facility
Institution                       Commitments            Commitments            Total
-----------------------------     ------------         ----------------       ------------
Merrill Lynch
  Capital Corporation
Fleet Capital Corporation
Mizuho Financial Group
       Total                      $125,000,000         $100,000,000           $225,000,000
                                  ============         ============           ============

                               SCHEDULE 1.01(a)
                               ----------------

                             LIBOR Loans            ABR Loans
                             -----------            ---------
Revolving Loans                   2.75%                1.75%

Term B Facility Loans             3.50%                2.50%

                               SCHEDULE 1.01(b)
                               ----------------

                                              Revolving Loans
--------------------------------------------------------------------
Tier           Total                     LIBOR                  ABR
             Leverage                   MARGIN                MARGIN
               Ratio
--------------------------------------------------------------------
I       greater than 1.25:1.0             3.00%               2.00%
--------------------------------------------------------------------
II      less than or equal to 1.25:1.0
        but greater than 1.00:1.0         2.75%               1.75%
--------------------------------------------------------------------
III     less than or equal to 1.00:1.0
        but greater than 0.75:1.0         2.50%               1.50%
--------------------------------------------------------------------
IV      less than or equal to 0.75:1.0    2.25%               1.25%
--------------------------------------------------------------------


                                           Term B Facility Loans
--------------------------------------------------------------------
Tier           Total                     LIBOR                 ABR
             Leverage                    MARGIN              MARGIN
               Ratio
--------------------------------------------------------------------
I       greater than 1.25:1.0             3.75%               2.75%
--------------------------------------------------------------------
II      less than or equal to 1.25:1.0    3.50%               2.50%
--------------------------------------------------------------------

                               SCHEDULE 1.01(c)
                               ----------------

     Total Leverage Ratio                  Applicable R/C Fee Percentage
     ---------------------                 -----------------------------
     greater than 0.75:1.0                           0.5%

     less than or equal to 0.75:1.0                0.375%

                               SCHEDULE 1.01(d)
                               ----------------

                                  GUARANTORS
                                  ----------

                               SCHEDULE 3.01(b)
                               ----------------

                             AMORTIZATION PAYMENTS

                                                              TERM B
                                                             FACILITY
DATE*                                                         LOANS
--------------------------------------------   -------------------------
March 2002                                                   $250,000
June 2002                                                     250,000
September 2002                                                250,000
December 2002                                                 250,000

March 2003                                                    250,000
June 2003                                                     250,000
September 2003                                                250,000
December 2003                                                 250,000

March 2004                                                    250,000
June 2004                                                     250,000
September 2004                                                250,000
December 2004                                                 250,000

March 2005                                                    250,000
June 2005                                                     250,000
September 2005                                                250,000
December 2005                                                 250,000

March 2006                                                    250,000
June 2006                                                     250,000
September 2006                                                250,000
December 2006                                                 250,000

March 2007                                                 23,750,000
June 2007                                                  23,750,000
September 2007                                             23,750,000
Final Maturity Date                                        23,750,000
                                                         ------------
                                                         $100,000,000
                                                         ============

_________________________

  * Unless otherwise indicated, such date is the last Business Day of the specified month.